                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to 14a-11(c) or Rule 14a-12

                               Cobalt Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                 [COBALT LOGO]

                               COBALT CORPORATION

                            401 West Michigan Street
                           Milwaukee, Wisconsin 53203
                                 (414) 226-6900

                                 April 30, 2003

To All Shareholders:

     You are cordially invited to attend Cobalt Corporation's 2003 Annual Meeting of Shareholders on Wednesday, June 4, 2003, in Milwaukee, Wisconsin. The Annual Meeting will begin promptly at 10:15 a.m. at the Hilton Milwaukee City Center located at 509 West Wisconsin Avenue, Milwaukee, Wisconsin.

     The official Notice of Annual Meeting, Proxy Statement and appointment of proxy form are included with this letter. The matters listed in the Notice of Annual Meeting are described in detail in the Proxy Statement.

     The vote of every shareholder is important to us. Please note that returning your completed proxy will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your cooperation in promptly signing, dating and returning your proxy will be greatly appreciated.

                                          Sincerely,

                                          /s/ Stephen E. Bablitch

                                          Stephen E. Bablitch
                                          Chairman of the Board and
                                          Chief Executive Officer

                                 [COBALT LOGO]

                               COBALT CORPORATION

                            401 West Michigan Street
                           Milwaukee, Wisconsin 53203
                                 (414) 226-6900

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF COMMON STOCK OF
COBALT CORPORATION:

     The 2003 Annual Meeting of the Shareholders (the "Meeting") of Cobalt Corporation (the "Company") will be held at the Hilton Milwaukee City Center located at 509 West Wisconsin Avenue, Milwaukee, Wisconsin, on Wednesday, June 4, 2003, at 10:15 a.m. local time, for the following purposes:

     1. To elect three directors of the Company for terms expiring at the 2006 Annual Meeting of Shareholders;

     2.    Approval of the Cobalt Corporation 2003 Incentive Plan;

     3. To transact any other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 17, 2003, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournments or postponements thereof.

     A copy of the Proxy Statement furnished in connection with the solicitation of proxies by the Company's Board of Directors for use at the Meeting accompanies this Notice.

     Shareholders who cannot attend in person are requested to date, fill in, sign and return the enclosed proxy form in the envelope provided. You may revoke your proxy at any time prior to the voting thereof by advising the Secretary of the Company in writing (by subsequent proxy or otherwise) of such revocation at any time before it is voted.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                          /s/ Lorna J. Granger
                                          Lorna J. Granger
                                          Secretary

Milwaukee, Wisconsin
April 30, 2003

                                 [COBALT LOGO]

                               COBALT CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cobalt Corporation (the "Company" or "Cobalt") for use at the 2003 Annual Meeting of Shareholders (the "Meeting") to be held at the Hilton Milwaukee City Center located at 509 West Wisconsin Avenue, Milwaukee, Wisconsin, on Wednesday, June 4, 2003, at 10:15 a.m. local time, and at any adjournments or postponements thereof. At the Meeting, shareholders of the Company will consider and vote upon:

     (i) the election of three directors of the Company for terms expiring at the 2006 Annual Meeting of Shareholders;

     (ii) a proposal to approve the Company's 2003 Incentive Plan (the "2003 Plan"); and

     (iii)  such other business as may be properly brought before the Meeting.

     Only holders of record of shares of Common Stock at the close of business on April 17, 2003, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. Shareholders will be entitled to one vote for each share of Common Stock held. On April 17, 2003, 41,866,362 shares of Common Stock were issued and outstanding and entitled to vote at the Meeting.

     Richard A. Abdoo, Barry K. Allen and Michael S. Joyce have been nominated for election to the Company's Board of Directors with terms expiring in 2006. The Board of Directors expects all nominees for director to be available for election. In case any nominee for director is not available, the proxy holders may vote for a substitute.

     Returning your completed proxy form will not prevent you from voting in person at the Meeting should you be present and wish to do so. You may revoke your proxy at any time before it is voted by advising the Secretary of the Company of such revocation in writing (by subsequent proxy or otherwise).

     The Company knows of no specific matter to be brought before the Meeting that is not referred to in the Notice of Annual Meeting. If any such matter properly comes before the Meeting, then it is the intention of the persons acting pursuant to the enclosed appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

     Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting. The affirmative vote of a majority of the votes cast at the Meeting on the 2003 Plan (assuming a quorum is present) is required to approve the 2003 Plan, provided that a majority of the outstanding shares of Common Stock are voted on the proposal. Abstentions will be included in the determination of shares present and voting for purposes of determining whether a quorum exists. Neither abstentions nor broker non-votes will impact the election of directors. Broker non-votes will have no impact on the proposal to approve the 2003 Plan; however, shares of Common Stock as to which holders abstain from voting will have the same effect as votes against the 2003 Plan. Pursuant to the Voting Trust and Divestiture Agreement which is described on page 29 of this Proxy Statement, Wisconsin United for Health Foundation, Inc. (the "Foundation") is required to vote its 25,009,390 shares of Common Stock "FOR" the nominees for directors listed on page 4 of this Proxy Statement and "FOR" approval of the 2003 Plan. Accordingly, those nominees will be elected as directors and the 2003 Plan will be approved at the Meeting.

     The costs associated with this solicitation of proxies will be borne by the Company. Officers and other employees of the Company may solicit proxies by personal interview, telephone and facsimile, in addition to the use of the mails, but will receive no additional compensation for such activities. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of the Common Stock held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses.

     The Annual Report to Shareholders for the year ended December 31, 2002, the Notice of the Meeting, this Proxy Statement and the accompanying appointment of proxy form were first mailed to shareholders on or about April 30, 2003.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock as of March 31, 2003 by each shareholder known to the Company to beneficially own more than five percent (5%) of the shares of Common Stock outstanding, by each director of the Company, each person nominated to be a director, each of the executive officers of the Company who appears in the Summary Compensation Table below, and all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder listed below has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned.

                                                                NUMBER OF SHARES      PERCENT OF
NAME                                                          BENEFICIALLY OWNED(1)     CLASS
----                                                          ---------------------   ----------
Wisconsin United for Health Foundation, Inc.(2).............       25,009,390           59.7%
Thomas R. Hefty(3)(4).......................................          877,998            2.1%
Stephen E. Bablitch(3)(4)...................................          366,797               *
Michael E. Bernstein(4).....................................          131,916               *
James E. Hartert(4).........................................          117,789               *
Gail L. Hanson(4)...........................................          208,998               *
Timothy F. Cullen(3)(4).....................................          212,369               *
Penny J. Siewert(3)(4)......................................          276,620               *
Richard A. Abdoo............................................            8,759               *
Barry K. Allen..............................................           14,333               *
James L. Forbes.............................................            8,459               *
Michael S. Joyce(3).........................................           42,433               *
D. Keith Ness, M.D..........................................            4,333               *
William C. Rupp, M.D........................................            5,333               *
Janet D. Steiger............................................            4,333               *
Kenneth M. Viste, Jr., M.D..................................            5,333               *
All directors and executive officers as a group (21
  persons)(4)(5)............................................        2,383,430            5.4%

------------------------------

* Amount represents less than 1% of the total shares of the Common Stock issued and outstanding.

(1) Includes the following number of shares that may be acquired upon the exercise of options within 60 days of March 31, 2003: Mr. Hefty, 843,743; Mr. Bablitch, 328,791; Mr. Bernstein, 88,750; Mr. Hartert, 114,043; Ms. Hanson, 190,750; Mr. Cullen, 197,614; Ms. Siewert, 260,573; Mr. Abdoo,
     6,959; Mr. Allen, 4,333; Mr. Forbes, 6,959; Mr. Joyce, 4,333; Mr. Ness,
     4,333; Mr. Rupp, 2,333; Ms. Steiger, 4,333; Mr. Viste, 4,333; and all
     directors and executive officers as a group, 2,119,183.

(2) Based on the Schedule 13D filed by the Foundation with the Company pursuant to the Securities Exchange Act of 1934, as amended. The address for the Foundation is 10 East Doty Street, Madison, Wisconsin 53701.

(3) Includes the following shares owned jointly with such person's spouse, with respect to which such person shares voting power and dispositive power: Mr. Bablitch, 4,000 shares. Also includes the following shares owned separately by such person's spouse and/or child, with respect to which such person shares voting power and dispositive power: Mr. Hefty, 750 shares; Mr. Cullen, 250 shares; Ms. Siewert, 3,000 shares; and Mr. Joyce, 200 shares.

(4) Includes the following shares held under the Company's 401(k) plan, as to which such person has dispositive power: Mr. Hefty, 7,255; Mr. Bablitch, 3,006; Mr. Bernstein, 2,166; Mr. Hartert, 2,746; Ms. Hanson, 3,311; Mr.
     Cullen, 3,425; Ms. Siewert, 5,697; and all directors and executive officers as a group, 31,730.

(5) Includes shares beneficially owned by Mr. Hefty and Mr. Hartert, neither of whom was a director or executive officer of the Company as of March 31, 2003.

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Bylaws fix the number of directors at nine. The Board of Directors is divided into three classes, each of whose members serve terms of three years (and until their successors are elected and qualified). The terms of one of the three classes expire at each annual meeting of shareholders.

     Messrs. Abdoo, Allen and Joyce are in the class of directors whose terms expire at the Meeting and have been nominated to serve as directors for terms expiring at the Annual Meeting of Shareholders in 2006 and until their successors are elected and qualified. The terms of Ms. Steiger and Messrs. Bablitch and Viste will expire at the Annual Meeting of Shareholders in 2004. The terms of Messrs. Forbes, Ness and Rupp will expire at the Annual Meeting of Shareholders in 2005. There are no family relationships among any of the directors, nominees and/or executive officers of the Company.

     The nominees standing for election have been approved by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

     For purposes of this Proxy Statement, "Predecessor Corporation" refers to the Company's predecessor corporation formerly named "United Wisconsin Services, Inc." and now named "American Medical Security Group, Inc." The name and age as of March 31, 2003, and certain additional information as to each such nominee and each director serving an unexpired term is as follows:

NOMINEES STANDING FOR ELECTION AT THE MEETING WITH TERMS EXPIRING IN 2006

NAME AND AGE                               PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
------------                       ------------------------------------------------------------
Richard A. Abdoo                   Director of the Company since 1998. Director of the
Age: 59                            Predecessor from 1991 through 1998. Chairman and Chief
                                   Executive Officer of Wisconsin Energy Corporation, a
                                   diversified energy services holding company, since May 1991.
                                   Chairman of the Board and Chief Executive Officer of
                                   Wisconsin Electric Power Company, a utility company, since
                                   1990. Director of Wisconsin Energy Corporation since 1988.
                                   Director of M&I Marshall & Ilsley Corporation, a bank
                                   holding company; Sensient Technologies Corporation, an
                                   ingredient manufacturer; and AK Steel Corporation, a steel manufacturer.
Barry K. Allen                     Director of the Company since 2000. Executive Vice President
Age: 54                            and Chief Human Resources Officer of Qwest Communications
                                   International, Inc., a provider of broadband Internet-based voice, video and data services, since August 2002. President of Allen Enterprises, LLC, a private equity investment and management company, since August 2000. President of
                                   Ameritech Corporation, a telecommunications company, from
                                   November 1999 to August 2000; Executive Vice President of
                                   Ameritech from August 1995 to October 1999. Director of
                                   Harley-Davidson Inc.; and Fiduciary Management, Inc., an
                                   investment advisory firm.
Michael S. Joyce                   Director of the Company since 2001. Director of Blue Cross &
Age: 60                            Blue Shield United of Wisconsin ("BCBSUW"), which is now a subsidiary of the Company, from 1996 through 2001. President and Chief Executive Officer of the Foundation for Community
                                   and Faith-Centered Enterprise, a charitable foundation,
                                   since July 2001. President and Chief Executive Officer of
                                   the Lynde and Harry Bradley Foundation, a charitable
                                   foundation, from 1985 to July 2001.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2004

NAME AND AGE                               PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
------------                       ------------------------------------------------------------
Stephen E. Bablitch                Director of the Company since 2002. Chairman of the Board
Age: 49                            and Chief Executive Officer of the Company since December
                                   2002. President and Chief Operating Officer of the Company
                                   from May 2002 to December 2002. Secretary of the Company
                                   from 1998 through 2002. Senior Vice President and General
                                   Counsel of the Company from 2001 to May 2002. Vice President and General Counsel of the Company from 1998 to 2001. Vice
                                   President, General Counsel and Secretary of the Predecessor
                                   from 1996 to 1998. Chairman of the Board and Chief Executive
                                   Officer of BCBSUW since December 2002. Director of BCBSUW
                                   since 2001. President of BCBSUW from May 2002 to December
                                   2002. Secretary and General Counsel of BCBSUW from 1996
                                   through 2002. Senior Vice President of BCBSUW from 2000 to
                                   2002. Vice President of BCBSUW from 1996 through 2000.
                                   Director of United Way of Greater Milwaukee, a nonprofit
                                   organization; and Director of Milwaukee Metropolitan
                                   Association of Commerce, a private, nonprofit organization.
Janet D. Steiger                   Director of the Company since 2001. Director of BCBSUW from
Age: 63                            1998 through 2001. Member of the United States Federal Trade
                                   Commission from 1989 to 1997; Chair of the Federal Trade
                                   Commission from 1989 to 1995.
Kenneth M. Viste, Jr., M.D.        Director of the Company since 2001. Director of BCBSUW from
Age: 61                            1992 through 2001. Practicing physician in neurology since
                                   1974. Principal of Lakeside Neurocare, Limited, an
                                   independent medical office. Clinical Professor of Neurology at the University of Wisconsin Medical School since 1995.
                                   President and Trustee of the American Academy of Neurology
                                   Foundation, a nonprofit organization affiliated with the
                                   American Academy of Neurology, since 2003.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2005

NAME AND AGE                               PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
------------                       ------------------------------------------------------------
James L. Forbes                    Director of the Company since 1998. Director of the
Age: 70                            Predecessor from 1991 through 1998. Director of BCBSUW from
                                   1974 to 2001. Chairman and Director of Badger Meter, Inc., a
                                   manufacturer of products using flow measurement technology, since 1999; Chief Executive Officer of Badger Meter, Inc.
                                   from 1999 to 2002; and President and Chief Executive Officer of Badger Meter, Inc. from 1987 to 1999. Director of
                                   Sensient Technologies Corporation, an ingredient
                                   manufacturer, and Journal Communications, Inc., a
                                   diversified media and communications company.
D. Keith Ness, M.D                 Director of the Company since 2001; Director of BCBSUW from
Age: 54                            1998 through 2001. Practicing family physician since 1978.
                                   Director, President and Chief Executive Officer of Community
                                   Physician's Network, IPA, a group of primary care
                                   physicians, since 1998. Medical Director of Heritage Manor
                                   Nursing Home since 1996. Medical Director of State of
                                   Wisconsin Sand Ridge Secure Treatment Facility since 2001.
William C. Rupp, M.D               Director of the Company since 1998. Director of the
Age: 56                            Predecessor from 1997 through 1998. Practicing physician in oncology since 1982. Chief Executive Officer of Immanuel St.
                                   Joseph's Mayo Health System, a network of community-based
                                   healthcare providers in Southeast Minnesota, since November
                                   2002. President and Chief Executive Officer of
                                   Luther/Midelfort Mayo Health System, a network of
                                   community-based healthcare providers in West-Central
                                   Wisconsin, from 1994 to 2001. President of Midelfort Clinic from 1991 to 2001.

     Directors will be elected by a plurality of the votes cast at the meeting. Unless otherwise specified, the shares of Common Stock represented by proxies returned to the Company will be voted in favor of the election of the above-described nominees. If, at or prior to their election, any one or more of the nominees is unwilling or unable to serve, the proxies shall have discretionary authority to select and/or vote for substituted nominees. Pursuant to the Voting Trust and Divestiture Agreement which is described on page 29 of this Proxy Statement, the Foundation is required to vote its 25,009,390 shares of Common Stock "FOR" the nominees for director listed on page 4 of this Proxy Statement. Accordingly, those nominees will be elected as directors at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES FOR DIRECTOR.

     MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     In 2002, the Board of Directors held five meetings. During 2002, all directors other than Mr. Rupp attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors held during his or her tenure as a Board or committee member. Mr. Rupp attended 73% of the aggregate meetings of the Board of Directors and the committees on which he served. The Board of Directors has standing Executive, Finance, Management Review, Nominating and Board Governance, and Audit Committees.

     The Executive Committee discharges certain responsibilities of the Board of Directors when so instructed by the Board and studies proposals and makes recommendations to the Board. Specifically, the Executive Committee has the authority to approve long range corporate and strategic plans, advise and consult with management on corporate policies, approve the annual operating plan and approve major changes in policy affecting new services and programs. The Executive Committee held two meetings during 2002. The members of the Executive Committee are Messrs. Bablitch (Chairman), Allen, Forbes, Joyce, and Rupp.

     The Finance Committee approves investment policies and plans and approves the investment of the Company's funds, consults with management regarding real estate, accounts receivable and other assets, determines the amounts and types of insurance carried by the Company, advises and consults with management regarding selection of insurance carriers and corporate tax policies, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Finance Committee held four meetings during 2002. The members of the Finance Committee are Messrs. Rupp (Chairman), Ness, and Viste.

     The Management Review Committee evaluates the performance of the Company's executive officers, approves executive officer development programs, determines the compensation of the executive officers and reviews management's recommendations as to the compensation of other key personnel, makes recommendations to the Board of Directors regarding the types, methods and levels of director compensation, administers the compensation plans for the officers, directors and key employees, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Management Review Committee held four meetings during 2002. The members of the Management Review Committee are Messrs. Allen (Chairman), Forbes, Joyce, and Ms. Steiger.

     In March 2003, the Board of Directors amended the Company's Bylaws to change the name and duties of the Nominating and Board Governance Committee. In addition to its existing duties, the Nominating and Board Governance Committee has been charged with annually recommending to the Board of Directors, prior to the annual shareholders meeting, nominees for election to the Board, identifying or assisting the Board of Directors in identifying qualified Board candidates, determining the composition of the Board of Directors and its committees, developing and recommending to the Board of Directors corporate governance guidelines applicable to the Board of Directors, and evaluating the effectiveness of the Board of Directors and its committees.

     In making nominee recommendations to the Board of Directors prior to the annual shareholders meeting, the Nominating and Board Governance Committee will consider a nominee for election to the Board of Directors recommended by a shareholder if the shareholder submits the nomination in compliance with the requirements of the Company's Bylaws relating to nominations by shareholders. (See "Election of Directors--Nominations for Directors by Shareholders.") The Nominating and Board Governance Committee held one meeting during 2002. The members of the Nominating and Board Governance Committee are Messrs. Joyce (Chairman), Abdoo, and Viste.

     The Audit Committee oversees the integrity of the Company's financial statements, the Company's internal and disclosure controls, the Company's compliance with legal and regulatory requirements, and the performance of the Company's internal audit function. It also reviews the Company's independent auditors' qualifications, independence and performance and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Audit Committee held five meetings during 2002. The Audit Committee amended its charter in May 2002 and again in March 2003. At its December meeting, the Board elected Mr. Forbes as the Audit Committee chair, and determined that he meets the definition of "audit committee financial expert" as that term is defined in Item 401 of the Securities and Exchange Commission's Regulation S-K. The members of the Audit Committee, all of whom are "independent" directors as that term is defined in Sections 303.01(B)(2)(a) and
(3) of the listing standards of the New York Stock Exchange, are Messrs. Forbes (Chairman), Abdoo, Allen, and Ms. Steiger.

     NOMINATIONS FOR DIRECTORS BY SHAREHOLDERS

     The Board of Directors will consider a nominee for election to the Board recommended by a shareholder if the shareholder submits the nomination in compliance with the requirements of the Company's Bylaws relating to nominations by shareholders. Only "Qualified Candidates," as such term is defined in the Bylaws, may be elected to the Board of Directors. Article III, Section 3.04 of the Company's Bylaws provides that if a shareholder desires to make a nomination for the election of directors at an annual meeting, then he or she must give timely written notice of the nomination to the Secretary of the Company. Notice is timely if received by the Secretary at the Company's principal office not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice must set forth certain information required by the Bylaws, including (i) the name of the person such shareholder proposes to nominate for election or reelection as a director and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended; (ii) each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) the name and address of the shareholder giving the notice; and (iv) certain other information. Article III, Section 3.04 of the Bylaws provides that notices with respect to any nomination for a Board election to be held at any special meeting must contain all the information set forth above and must be received by the Secretary of the Company not later than ten days after notice of such meeting is first given to shareholders. Shareholders wishing to submit a nomination should review the Bylaw requirements regarding nominations by shareholders and should communicate with the Secretary, Cobalt Corporation, 401 West Michigan Street, Milwaukee, Wisconsin 53203, for further information.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons owning in excess of ten percent of the shares of the Common Stock outstanding to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the information furnished to the Company, the Company believes that during the fiscal year ended December 31, 2002, its officers, directors, BCBSUW and the Foundation complied with all applicable
Section 16(a) filing requirements, except that due to an administrative error, Mr. Raymond C. Repede, the Company's Vice President and Controller, inadvertently did not timely file (i) a Form 3 and (ii) a Form 4 with respect to the grant of options to purchase 20,000 shares of Common Stock. Both forms were filed one day after their due date.

                             AUDIT COMMITTEE REPORT

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of and to report the results of its activities to the Board of Directors. Management has the primary responsibility for preparing the Company's financial statements and the reporting process, including the systems of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the Company's internal and external auditors the overall scope and other aspects of their respective audits. This included a discussion of the quality, not just the acceptability, of the accounting principles applied, and the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with the independent auditors the judgments of the independent auditors as to the quality, not just the acceptability, of the Company's accounting principles and such other matters that the independent auditors are required to discuss with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee has discussed with the independent auditors the independence of the auditors from management and the Company, including the matters in the written disclosures and the letter received from the independent auditors required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also met with the internal auditor to discuss the results of internal audit examinations.

     Based upon the Audit Committee's reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     The Audit Committee has selected Ernst & Young LLP as the Company's independent auditors for 2003.

     The Audit Committee approved, at its March 4, 2003 meeting, an amended Audit Committee Charter. The Board of Directors approved the amended Audit Committee Charter at its March 5, 2003 meeting. The approved Charter, as amended, is attached hereto as Appendix A.

AUDIT COMMITTEE
James L. Forbes, Chairman
Richard A. Abdoo
Barry K. Allen
Janet D. Steiger

                                  APPROVAL OF
                   THE COBALT CORPORATION 2003 INCENTIVE PLAN

GENERAL

     The purpose of the Cobalt Corporation 2003 Incentive Plan (the "2003 Plan") is to promote the long-term interests of the Company and its shareholders by strengthening the Company's ability to attract, motivate, and retain employees and directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide additional incentives for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

     On May 29, 2002, the Company's shareholders approved an amendment to the Cobalt Corporation Equity Incentive Plan (the "Equity Incentive Plan"), increasing the number of shares available for issuance thereunder from 4,500,000 to 8,700,000. As of April 1, 2003, there were 3,007,710 shares remaining available for issuance under the Equity Incentive Plan. The Management Review Committee of the Board of Directors intends that the 2003 Plan will replace the Equity Incentive Plan. As a result, no new awards may be granted under the Equity Incentive Plan after the effective date of the 2003 Plan (however, any awards issued under the Equity Incentive Plan will continue to be subject to and administered pursuant to its terms). Consequently, the Management Review Committee determined that the number of shares to be reserved for issuance under the 2003 Plan should be 3,007,710, which is equal to the number that remained available for grant under the Equity Incentive Plan.

     The following summary description of the 2003 Plan is qualified in its entirety by reference to the full text of the 2003 Plan, a copy of which is attached to this Proxy Statement as Appendix B.

ADMINISTRATION AND ELIGIBILITY

     The 2003 Plan will be administered by the Management Review Committee (the "Committee") of the Company's Board of Directors. The Committee must have at least two directors, each of whom must be a "non-employee director" under the Exchange Act and an "outside director" under the Internal Revenue Code of 1986, as amended, (the "Code"). The Committee administers the 2003 Plan, with the authority to:

     -  designate participants in the 2003 Plan;

     -  interpret the 2003 Plan;

     - make, change and rescind rules and regulations relating to the 2003 Plan; and

     - make any other determination and take any other action it deems necessary or desirable for the administration of the 2003 Plan.

     To the extent permitted by law, the Board can delegate to another committee of the Board or to one or more of the Company's officers the authority and responsibility of the Committee. However, for actions related to individuals subject to the provisions of Section 16 of the Exchange Act, the Board can delegate that authority and responsibility only to another committee of the Board consisting entirely of non-employee directors.

     Non-employee directors, officers and other employees, as selected by the Committee, will be eligible to become participants in the 2003 Plan. Also, each non-employee director is automatically entitled, as described below, to receive options and restricted stock units under the 2003 Plan, without action of the Committee.

AWARDS UNDER THE 2003 PLAN; AVAILABLE SHARES

     The 2003 Plan permits the grant of:

     - stock options, which may be either "incentive stock options" meeting the requirements of section 422 of the Code (which we refer to as "ISOs") or "non-qualified stock options" that do not meet the requirements of section 422 of the Code;

     - stock appreciation rights ("SARs"), including freestanding SARs and tandem SARs;

     -  restricted stock;

     -  restricted stock units;

     -  performance shares;

     -  performance units;

     -  cash-based awards;

     -  annual incentive awards; and

     -  annual profit sharing awards.

Subject to any limits in the 2003 Plan, the Committee can determine the types of awards to be granted and their terms and conditions, including:

     -  the type or types of awards to be granted to each participant;

     - the number of shares of Common Stock with respect to which an award is granted;

     -  the terms and conditions of any award;

     - whether, how and in what circumstances any award may be settled, exercised, forfeited or suspended; and

     -  whether, how and in what circumstances any award will be deferred.

     The Committee can grant awards under the 2003 Plan either alone or in addition to any other award (or any other award granted under another of the Company's plans). It also can grant tandem awards. The 2003 Plan also provides for the automatic grant of stock options and restricted stock units to the Company's non-employee directors, including members of the Committee.

     The 2003 Plan reserves 3,007,710 shares of Common Stock for issuance. This number may be adjusted as described below. The number of shares reserved for issuance will be reduced only by the number of shares delivered in payment or settlement of awards.

     In general, if an award terminates or is canceled without the issuance of shares, is settled in cash in lieu of shares, or if shares are issued under any award and are reacquired pursuant to rights reserved on the issuance of the shares, or if shares are delivered to the Company in payment of the exercise price of an award, then these shares may be reused for new awards under the 2003 Plan.

     In addition, if any shares subject to awards granted under the Equity Incentive Plan would again become available for new grants under the terms of the Equity Incentive Plan if it were still in effect, then those shares will generally be available to grant awards under the 2003 Plan. Those shares would not be available for future awards under the terms of the Equity Incentive Plan.

     The 2003 Plan also provides that, subject to adjustment as described below, no participant may be granted awards that could result in such participant receiving in any single fiscal year:

     - stock options (including tandem SARs) for more than 1,000,000 shares of Common Stock;

     -  freestanding SARs to which more than 1,000,000 shares are subject;

     - awards of shares or units of restricted stock relating to more than 500,000 shares;

     -  awards of performance shares or units for more than 500,000 shares;

     - a cash-based award, (other than an annual management incentive award or annual profit sharing award) greater than $5,000,000;

     -  an annual management incentive award greater than $5,000,000; or

     -  an annual profit sharing award greater than $1,000,000.

TERMS OF AWARDS

     STOCK OPTIONS. The Committee establishes the exercise price for each stock option, which may not be less than the fair market value of the shares subject to the stock option as determined on the grant date. A stock option will be exercisable on the terms the Committee specifies, except that an ISO must terminate no later than ten years after the grant date and a non-qualified stock option must terminate no later than twelve years after the grant date. In all other respects, unless the Committee determines otherwise, the terms of any ISO must comply with the provisions of section 422 of the Code.

     STOCK APPRECIATION RIGHTS. Under the 2003 Plan, the Committee may grant freestanding SARs, tandem SARs, or any combination of the two. SARs will be subject to such terms and conditions as the Committee deems appropriate. However, the grant price of a freestanding SAR may not be lower than the fair market value of a share of Common Stock on the grant date, and the grant price of a tandem SAR must be equal to the option price of the related option.

     Unless the Committee provides for a shorter term, each freestanding SAR will expire twelve years after its grant date. Each tandem SAR will have the same term as its related option.

     Under the 2003 Plan, the Committee will have the power to unilaterally substitute SARs for outstanding options granted to participants, provided that the terms and economic benefits of the substituted SARs are equivalent.

     RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Under the 2003 Plan, each award of restricted stock or restricted stock units will be subject to such terms as the Committee deems appropriate, including achievement of one or more performance goals. Restricted stock units are similar to restricted stock except that no shares are actually awarded to the participant on the date of the grant.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. Each award of performance shares or performance units will be subject to such terms as the Committee deems appropriate. Performance shares and performance units will entitle participants to receive a payout based on the value and number of such shares and/or units to the extent that the participant has achieved pre-established performance goals during a pre-determined performance period.

     The initial value of each performance share or unit will be the fair market value of a share of Common Stock on the date of the grant. Other terms applicable to performance shares and performance units, such as the applicable performance period and performance goals, will be determined by the Committee.

     CASH-BASED AWARDS. Under the 2003 Plan, the Committee will determine the terms of any cash-based awards it grants. Payment of cash-based awards may, but need not, be based on the achievement of performance goals. If the payment of a cash-based award is to be determined by the achievement of performance goals, the Committee will determine the extent to which such goals have been achieved.

     PERFORMANCE MEASURES. For purposes of the 2003 Plan, one or more of the following performance goals may be used to determine the payment, vesting or realization of awards under the 2003 Plan that are intended to qualify as "performance-based compensation": net earnings; earnings per share; net sales growth; net income (before or after taxes); net operating profit; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets. These performance goals may not be changed unless such a change is approved by the Company's shareholders or unless applicable laws are changed to permit the Committee to alter or add to the performance goals set forth in the 2003 Plan without shareholder approval.

     ANNUAL MANAGEMENT INCENTIVE AWARDS. Under the 2003 Plan, the Committee may designate Company executive officers who are eligible to receive annual management incentive awards, which are cash payments with respect to any fiscal year based on the attainment of one or more performance measures. The Committee will determine the terms of any annual management incentive awards it grants, subject to the terms of the 2003 Plan.

     ANNUAL PROFIT-SHARING AWARDS. Under the 2003 Plan, the Committee may designate executive officers of the Company who are eligible to receive annual profit-sharing awards, which are cash payments based on the achievement or partial achievement of one or more performance goals during the specified period. The Committee will determine the terms of any annual profit-sharing awards it grants, subject to the terms of the 2003 Plan.

     AUTOMATIC DIRECTOR STOCK OPTION GRANTS. The 2003 Plan provides that, beginning in 2004, on the first trading day of each calendar year, each non-employee director will receive an option to purchase 4,000 shares of Common Stock at a purchase price equal to the fair market value of the shares on the date such stock options are granted. Each such stock option will vest annually at the rate of 33 1/3% of the number of shares subject to such option and, except as the Committee may otherwise provide, will terminate in twelve years, or a lesser period of time, depending on the time and reason the director ceases to serve on the Board.

     AUTOMATIC RESTRICTED STOCK UNIT GRANTS TO DIRECTORS. The 2003 Plan provides that, beginning in 2004, on the first trading day of each calendar year, each non-employee director will receive a grant of 4,000 restricted stock units. All such restricted stock units will vest annually at the rate of 33 1/3% of the number of units, subject to earlier immediate vesting or forfeiture depending on the time and reason the director ceases to serve on the Board.

     In addition to the automatic grants to all directors described above, the "presiding director," which is defined as the director, other than the Chairman of the Board, appointed by the Board to preside over Board meetings (if any), will receive an automatic grant of 1,000 restricted stock units on the first trading day of each calendar year. Restricted stock units granted to the presiding director in his or her capacity as such will vest as determined by the Board, but in any event in no more than three years, subject to earlier vesting or forfeiture depending on the time and reason the presiding director ceases to serve on the Board.

     OTHER TERMS. Any award granted under the 2003 Plan may also be subject to other provisions (whether or not applicable to an award awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions to:

     - defer the delivery of shares or recognition of taxable income relating to awards or cash payments derived from the awards;

     - permit participants to pay for stock options using cash or other shares of Common Stock;

     -  restrict voting rights with respect to the shares subject to the award;

     - allow the participant to receive dividend payments or dividend equivalent payments for the shares subject to the award (both before and after such shares are earned, vested or acquired); and

     - restrict resale or other disposition of shares acquired under the 2003 Plan.

ADJUSTMENTS

     If the Committee determines that a certain corporate event or transaction, including, among other things, a dividend or other distribution, recapitalization, stock split, reorganization or merger, affects the shares such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the 2003 Plan, then the Committee may adjust:

     - the number and type of shares subject to the 2003 Plan and which may, after the event, be made the subject of awards (including the per participant limits);

     -  the number and type of shares subject to outstanding awards; and

     -  the grant, purchase or exercise price with respect to any award.

     The Board may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares otherwise reserved or available under the 2003 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

CHANGE OF CONTROL

     Except to the extent an individual participant's employment agreement or other agreement with the Company applies to his or her awards or the Committee provides otherwise, in the event of a "Change of Control" of the Company (as defined in the 2003 Plan):

     - Any and all options and SARs will become immediately exercisable; additionally, if a participant's employment or directorship is terminated for any reason except for "Cause" (as defined in the 2003
        Plan) within twelve months after a Change of Control, the participant will have until the earlier of: (i) twelve months following such termination date, or (ii) the expiration of the option or SAR term, to exercise any such option or SAR.

     - Any period of restriction imposed on restricted stock or restricted stock units (that are not subject to performance goals) will lapse.

     - Subject to certain exceptions, the target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance-based restricted stock units, performance units, performance shares, and performance-based cash-based awards will be deemed to have been fully earned as of the effective date of the Change of Control.

TRANSFERABILITY

     Awards granted under the 2003 Plan are not transferable other than by will, operation of law, or as otherwise allowed by the Committee. Additionally, the Committee may allow a participant or non-employee director to designate a beneficiary to exercise the award after the participant's or non-employee director's death.

AMENDMENT AND TERMINATION OF THE 2003 PLAN

     The Committee or the Board can amend, alter, suspend, discontinue or terminate the 2003 Plan at any time, except that shareholders must approve any amendment of the 2003 Plan if such approval is required by law, regulation, or stock exchange rule.

WITHHOLDING

     The Company can deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount necessary to satisfy federal, state, local, domestic or foreign taxes to be withheld with respect to any taxable event arising in connection with an award. Unless the Committee determines otherwise, participants can elect to satisfy the withholding requirement by having the Company withhold shares having a fair market value on the date the tax is to be determined equal to the tax that could be imposed on the transaction, except that if the Company is using APB Opinion 25 to account for equity awards in its financial statements, the amount of tax cannot exceed the minimum statutory total tax that could be imposed on the transaction.

FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes certain federal income tax consequences relating to the 2003 Plan under current tax law.

     STOCK OPTIONS. The grant of a stock option under the 2003 Plan will create no income tax consequences to the Company or the recipient. An employee or non-employee director who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee or non-employee director. Upon the employee's or director's subsequent disposition of the shares received with respect to such stock option, the employee or non-employee director will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date.

     In general, an employee will recognize no income or gain upon the exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, the employee will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an ISO and the Company will not be allowed a deduction. If the employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the grant date of the ISO and one year from the exercise date, the employee will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the employee. Any additional gain realized by the employee over the fair market value at the time of exercise will be treated as a capital gain.

     STOCK APPRECIATION RIGHTS. The grant of a SAR will create no income tax consequences for the participant or the Company. Upon exercise of a SAR, the participant will recognize ordinary compensation income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of a SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

     RESTRICTED STOCK. Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made under the 2003 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

     A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss (except to the extent of the amount, if any, the participant paid for the restricted stock). In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

     PERFORMANCE SHARES. The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant's receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

     PERFORMANCE UNITS. The grant of a performance unit will create no income tax consequences to the Company or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term depending on how long the shares have been held) to the extent the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

     ANNUAL INCENTIVE AWARDS. A participant who is paid an annual incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

     162(M) LIMIT ON COMPENSATION. Code section 162(m) limits the deduction the Company can take for compensation it pays to its CEO and four other highest paid officers (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Code section 162(m) does not have to be included as part of the $1 million limit. The 2003 Plan is designed so that awards granted to the covered individuals, including cash-based awards, may meet the Code section 162(m) requirements for performance-based compensation.

     INTERNAL REVENUE CODE SECTIONS 280G AND 4999. Code section 280G limits the Company's income tax deductions for compensation in the event the Company undergoes a change in control. Accordingly, all or some of the amount which would otherwise be deductible may not be deductible with respect to those stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance shares and performance units that become immediately exercisable in the event of a change in control. In addition, if section 280G limits our deduction with respect to an award to a given participant, a 20% federal excise tax (in addition to federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is nondeductible under section 280G.

NEW PLAN BENEFITS

     As discussed above, the 2003 Plan provides that, on the first trading day of each calendar year beginning in 2004, (i) non-employee directors will receive stock options to purchase 4,000 shares of Common Stock at a purchase price equal to the fair market value of the shares on the date such stock options are granted, (ii) non-employee directors will receive 4,000 restricted stock units, and (iii) the presiding director, if any, will receive an additional 1,000 restricted stock units. Except for those awards, the Company cannot currently determine the awards that may be granted under the 2003 Plan in the future to the named executive officers (as defined in "Executive Compensation"), other officers or other persons. The Committee will make such determinations from time to time.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and authorized to vote on the matter (assuming a quorum is present) is required to approve the 2003 Plan, provided that a majority of the outstanding shares of Common Stock are voted on the proposal. Any shares of Common Stock not voted at the Annual Meeting with respect to the 2003 Plan (whether as a result of broker nonvotes or otherwise, except abstentions) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will have the same effect as votes against the 2003 Plan. Pursuant to the Voting Trust and Divestiture Agreement which is described on page 29 of this Proxy Statement, the Foundation is required to vote its 25,009,390 shares of Common Stock "FOR" the 2003 Plan. Accordingly, the 2003 Plan will be approved at the Meeting.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE 2003 PLAN. Shares of Common Stock represented by executed but unmarked proxies will be vote "FOR" the 2003 Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002 about the Company's existing equity incentive plans, consisting solely of the Company's Equity Incentive Plan.

                                                                                         NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE
                                                                                          FOR FUTURE ISSUANCE
                                         NUMBER OF SECURITIES                                UNDER EQUITY
                                          TO BE ISSUED UPON        WEIGHTED-AVERAGE       COMPENSATION PLANS
                                           THE EXERCISE OF        EXERCISE PRICE OF      (EXCLUDING SECURITIES
                                         OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,      REFLECTED IN THE
PLAN CATEGORY                            WARRANTS AND RIGHTS     WARRANTS AND RIGHTS         FIRST COLUMN)
-------------                            --------------------    --------------------    ---------------------
Equity compensation plans approved by
  security holders.....................       3,763,997(1)              $9.00                  4,936,003(2)
Equity compensation plans not approved
  by security holders..................              --                    --                         --
                                              ---------                 -----                  ---------
Total..................................       3,763,997                 $9.00                  4,936,003
                                              =========                 =====                  =========

------------------------------

(1) Represents options to purchase the Company's Common Stock granted under the Company's Equity Incentive Plan.

(2) All of the available shares under the Equity Incentive Plan may be issued upon the exercise of stock options or granted as restricted stock, performance shares, performance units or restricted stock units.

                             EXECUTIVE COMPENSATION

     The following table summarizes the total compensation paid by the Company or its subsidiaries to both individuals who served as Chief Executive Officer during 2002 and certain other executive officers for services rendered to the Company and BCBSUW for the years ended December 31, 2002, 2001 and 2000. The persons in the table below are referred to as the "named executive officers."

SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                       ANNUAL COMPENSATION                 ------------
                         -----------------------------------------------    SECURITIES
NAME AND                                      TOTAL       OTHER ANNUAL      UNDERLYING       ALL OTHER
PRINCIPAL POSITION       YEAR   SALARY(1)   BONUS(1,2)   COMPENSATION(3)     OPTIONS      COMPENSATION(4)
------------------       ----   ---------   ----------   ---------------   ------------   ---------------
Thomas R. Hefty(5).....  2002   $673,751     $515,420        $6,317          230,000          $5,000
  Chairman of the        2001    677,505      223,712        13,577               --           4,250
  Board & Chief          2000    617,508           --        12,735          147,500           4,250
  Executive Officer
Stephen E. Bablitch....  2002    432,142      520,000(6)     98,716          250,000           5,000
  Chairman of the        2001    303,603      127,935         1,271               --           4,250
  Board & Chief          2000    260,826           --         4,327          121,200           4,250
  Executive Officer
Michael Bernstein......  2002    459,209      520,000(7)      7,362          250,000           5,000
  President & Chief      2001    250,800       53,847        19,365               --           4,250
  Operating Officer      2000    230,000           --         2,126           35,000           4,250
James E. Hartert,        2002    286,743      283,502(9)      4,299          100,000           5,000
  M.D.(8)..............
  Vice President &       2001    273,057       29,436         3,908               --           4,250
     Chief
  Medical Officer        2000    243,838           --         1,692          121,200           4,250
Gail L. Hanson.........  2002    285,252      139,943         5,169          125,000           5,000
  Senior Vice            2001    265,602       71,613         4,923               --           4,250
     President,
  Treasurer & Chief      2000    248,256           --         4,327          121,200           4,250
  Financial Officer
Timothy F. Cullen......  2002    272,932      131,367         5,129           55,000           3,961
  Senior Vice            2001    263,535       77,259         4,885               --           4,250
     President-
  Corporate & Public     2000    246,753           --         4,327          121,200           4,250
  Affairs, Chairman of
  the Board-UGS
  Regional Services
Penny J. Siewert.......  2002    261,627      131,413           960          110,000           5,000
  Senior Vice President  2001    254,004       56,515         6,051               --           4,250
  Individual and         2000    249,630           --         5,726          121,200           4,250
  Specialty Risk

------------------------------

(1) Amounts include compensation earned and deferred at the election of the named executive officer during the fiscal years indicated and paid subsequent to the end of each fiscal year.

(2) Amounts represent bonuses earned under the Company's Profit Sharing Plan, Management Incentive Plan and Special Bonuses.

(3) Amounts represent reimbursement for the payment of taxes, the payout for unused personal days and a lump sum payment for deferring a merit increase. The amounts indicated do not include perquisites and other personal benefits to the named executive officers which for each such officers did not exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus.

(4) Amounts represent the Company's matching contributions to the Cobalt Corporation 401(k) Plan.

(5) Mr. Hefty retired from the positions of Chairman of the Board and Chief Executive Officer on December 1, 2002 and retired from the Company on January 31, 2003.

(6) Mr. Bablitch was named the Company's President and Chief Operating Officer on May 29, 2002 and the Company's Chairman of the Board and Chief Executive Officer on December 1, 2002. Mr. Bablitch was awarded an additional bonus, beyond the Profit Sharing and Management Incentive bonuses, in recognition of these new responsibilities, the Company's outstanding performance and his personal outstanding performance in 2002.

(7) Mr. Bernstein was named the Company's Executive Vice President on May 29, 2002 and the Company's President and Chief Operating Officer on December 1, 2002. Mr. Bernstein was awarded an additional bonus, beyond the Profit Sharing and Management Incentive bonuses, in recognition of these new responsibilities, the Company's outstanding performance and his personal outstanding performance in 2002.

(8) Dr. Hartert's position, Vice President & Chief Medical Officer, was eliminated on September 16, 2002. Thereafter, he was no longer an officer of the Company, but he remained employed with the Company through the remainder of 2002. Dr. Hartert appears in the Summary Compensation Table since his 2002 compensation would otherwise have placed him within the Company's four most highly compensated executive officers other than the Chief Executive Officer had he been serving as an executive officer on December 31, 2002.

(9) Dr. Hartert was awarded a special bonus in the amount of $178,123 in connection with the sale of Innovative Resource Group, LLC in March 2002.

OPTIONS GRANTED IN LAST FISCAL YEAR

                                           Individual Grants
                       ----------------------------------------------------------   Potential Realizable Value at
                                             % of                                      Assumed Annual Rates of
                       # OF SECURITIES   Total Options                              Stock Price Appreciation for
                         UNDERLYING       Granted to     Exercise or                         Option Term
                           OPTIONS       Employees in    Base Price    Expiration   -----------------------------
EXECUTIVE                GRANTED(1)       FISCAL YEAR     ($/SHARE)       DATE           5%              10%
---------              ---------------   -------------   -----------   ----------   -------------   -------------
Thomas R. Hefty......       230,000(2)       14.44%          8.20      03/24/2014    $1,500,985      $4,033,076
Stephen E.
  Bablitch...........       160,000          10.05%          8.20      03/24/2014     1,044,164       2,805,618
                             90,000           5.65%         19.99      05/28/2014     1,431,825       3,847,246
Michael E.
  Bernstein..........       160,000          10.05%          8.20      03/24/2014     1,044,164       2,805,618
                             90,000           5.65%         19.99      05/28/2014     1,431,825       3,847,246
James E. Hartert,
  M.D. ..............       100,000           6.28%          8.20      03/24/2014       652,602       1,753,511
Gail L. Hanson.......       125,000           7.85%          8.20      03/24/2014       815,753       2,191,889
Timothy F. Cullen....        55,000           3.45%          8.20      03/24/2014       358,931         964,431
Penny J. Siewert.....       110,000           6.91%          8.20      03/24/2014       717,862       1,928,862

------------------------------

(1) All options granted vest at the rate of 25% each year on the anniversary of the grant date. All options for Messrs. Hefty, Hartert, Cullen, Ms. Hanson and Ms. Siewert were granted on March 25, 2002. Options for Messrs. Bablitch and Bernstein were granted on March 25, 2002 and May 29, 2002.

(2) Mr. Hefty's option fully vested upon his retirement from the Company on January 31, 2003.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     Set forth below is certain information about the cash values realized by the named executive officers who exercised stock options during 2002, as well as the number of unexercised options and the total value of unexercised in-the-money options held by the named executive officers at December 31, 2002.

                              SHARES                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                             ACQUIRED      VALUE        UNDERLYING UNEXERCISED               IN-THE-MONEY
                            ON EXERCISE   REALIZED       OPTIONS AT FY-END (#)           OPTIONS AT FY-END ($)
NAME                            (#)       ($) (1)    EXERCISABLE/ UNEXERCISABLE(2)   EXERCISABLE/ UNEXERCISABLE(3)
----                        -----------   --------   -----------------------------   -----------------------------
Thomas R. Hefty...........    66,261      938,816           503,118/340,625               2,745,782/2,183,141
Stephen E. Bablitch.......         0            0           225,741/320,850               1,155,106/1,525,268
Michael E. Bernstein......         0            0            17,500/267,500                 164,938/1,060,938
James E. Hartert..........    66,122      886,286            54,243/165,100                 304,714/1,158,793
Gail L. Hanson............         0            0           124,700/190,100                 918,165/1,298,793
Timothy F. Cullen.........    51,200      491,220           147,814/121,350                   589,433/913,418
Penny J. Siewert..........    62,400      612,003           190,473/182,900                 986,588/1,256,133

------------------------------

(1) Reflects the difference between the fair market value of the underlying shares of Common Stock at the time of exercise and the exercise price of the options exercised.

(2) Options become immediately exercisable upon a change in control of Cobalt. A change in control includes: the acquisition by certain persons or groups of 25% or more of the outstanding Common Stock; a change in the membership of a majority of the Board of Directors, if not approved by the incumbent directors; or the approval by the Company's shareholders of a plan of liquidation, an agreement to sell substantially all of Cobalt's assets, or certain mergers, consolidations or reorganizations.

(3) The dollar value is calculated by determining the difference between the fair market value of the underlying Common Stock at the fiscal year end ($13.80) and the exercise price of the option.

DEFINED BENEFIT PENSION PLANS

     The Company has provided a non-contributory defined benefit plan to its employees pursuant to its pension plan ("Pension Plan"). The Pension Plan generally utilizes a cash balance formula which provides annual pay credits of 4% plus transition credits of 4% for the number of years of service on December 31, 1996 (up to 15 years). Interest is calculated monthly and credited annually on the cash balance account based on the yield on 10-year Treasury securities for the month of October of the previous year.

     In addition, the Company provides to executives defined benefits from its supplemental executive retirement plan ("SERP"). The SERP provides a total benefit (taking into account Pension Plan benefits and Social Security benefits) of 2% of final 5-year average pay (which includes base salary, profit sharing and management incentive bonuses, and other performance-related bonuses) per year of service, up to 30 years.

The approximate annual benefits for the following pay classifications and years of service are expected to be as follows:

                      DEFINED BENEFIT PENSION PLANS TABLE

                            YEARS OF SERVICE
               -------------------------------------------
REMUNERATION      15         20         25      30 OR MORE
------------   --------   --------   --------   ----------
$  100,000...  $ 30,000   $ 40,000   $ 50,000    $ 60,000
   200,000...    60,000     80,000    100,000     120,000
   300,000...    90,000    120,000    150,000     180,000
   400,000...   120,000    160,000    200,000     240,000
   500,000...   150,000    200,000    250,000     300,000
   600,000...   180,000    240,000    300,000     360,000
   700,000...   210,000    280,000    350,000     420,000
   800,000...   240,000    320,000    400,000     480,000
   900,000...   270,000    360,000    450,000     540,000
 1,000,000...   300,000    400,000    500,000     600,000
 1,100,000...   330,000    440,000    550,000     660,000

     The persons named in the Summary Compensation Table have the following years of credited service, which includes all years of service with the
Predecessor: Mr. Hefty, twenty years; Mr. Bablitch, six years; Mr. Bernstein, eleven years; Ms. Siewert, twenty-six years; Ms. Hanson, eighteen years; Mr. Cullen, fourteen years; and Mr. Hartert, six years.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Cobalt is party to Executive Severance Agreements with each of the named executive officers. The agreements extend for three year terms, and then automatically renew for successive one year periods unless Cobalt gives notice at least six months prior to the end of any such period that the agreement will not be extended. However, if a Change in Control (as defined therein) occurs during the term, then the agreements will remain in effect for the longer of 24 months beyond the month in which the Change in Control occurs or until all obligations of Cobalt under the agreements have been fulfilled.

     The agreements generally provide that a named executive is entitled to receive certain severance benefits if his or her employment is terminated by Cobalt for any reason other than Cause, Disability, Retirement (all as defined therein) or death, or if the named executive terminates his or her employment for Good Reason (as defined therein), in either case during the six month period prior to a Change in Control or within 24 months following a Change in Control. The severance benefits to which the named executives would be entitled following such a termination include, generally speaking (i) an amount equal to two times their respective annualized base salaries (three in the case of Messrs. Hefty, Bablitch and Bernstein) as in effect on the date of termination; (ii) an amount equal to two times their respective target awards under the annual bonus plan and profit sharing plan (three in the case of Mr. Messrs. Hefty, Bablitch and Bernstein) for the year in which the termination occurs; (iii) a continuation of health care, life and disability coverage for two years after the date of termination (three years in the case of Messrs. Hefty, Bablitch and Bernstein);
(iv) an amount equal to their respective unpaid targeted annual bonuses for the plan year in which the termination occurs, prorated through the date of termination; and (v) an amount equal to their unpaid allocations from the profit sharing plan for the plan year in which the termination occurs, prorated through the date of termination. Messrs. Bablitch and Bernstein would also become immediately and fully vested, and would receive credit for not less than fifteen years' service, under the SERP and all stock options owned by Messrs. Bablitch and Bernstein would immediately become fully vested and remain exercisable through the end of the respective option agreement covering such options. The named executives would also be eligible for benefits under Cobalt's Retiree Medical Plan beginning at age 55. Cobalt will also pay the named executives additional amounts in cash, if necessary, such that the net amount retained by them after deduction of any excise tax imposed by the Code will equal the total amount that they would have been entitled to without taking such deductions into account; provided, however, that for all named executives other than Messrs. Hefty, Bablitch and Bernstein, such additional payments will only be made if they would result in the named executive receiving additional amounts in excess of $100,000. If such payments would result in those named executives receiving additional amounts less than $100,000, then the total severance benefits to which they will be entitled under the agreements will be capped at the maximum amounts that may be paid without incurring such excise taxes.

     The Company is party to employment agreements with Messrs. Bablitch and Bernstein, each dated and effective as of May 29, 2002. Each of these employment agreements provides that the Company will employ the executive for an initial period of three years, with automatic one-year extensions thereafter, unless either party provides notice of termination at least thirty days prior to the expiration of the initial three year term or any one year extension thereof. The employment agreements specify the base salary to be paid to each executive during 2002 and 2003, and provide that the Company's Management Review Committee will establish the executives' base salaries beginning in 2004. However, the employment agreements also provide that the executives' base salaries may not be decreased except as part of an across-the-board reduction in the salaries of the Company's senior executives. The employment agreements entitle the executives to participate in the Company's short-term and long-term incentive plans, as well as all applicable savings, retirement and welfare benefit plans. Under the employment agreements, each of Messrs. Bablitch and Bernstein was granted an option to purchase 90,000 shares of Common Stock. Mr. Bablitch's employment agreement entitles him to reimbursement of certain relocation expenses, including reasonable legal expenses. If either of Mr. Bablitch or Mr. Bernstein
(a) is terminated by the Company other than for "cause" (as defined) or (b) terminates his employment for "good reason" (as defined) during the term of his employment agreement, the Company will (1) continue to pay his base salary and incentive compensation and continue to provide benefits as if the executive continued to be employed through the remaining term of the employment agreement,
(2) cause the executive to be fully vested under the SERP and (3) credit the executive with not less than fifteen years of service under the SERP. If either of Mr. Bablitch or Mr. Bernstein is entitled to receive severance benefits under both his employment agreement and his severance agreement, the terms of his severance agreement will control and the executive will receive the severance benefits under his severance agreement in lieu of any severance benefits under his employment agreement.

     The Company also entered into a services agreement with Mr. Hartert, dated September 16, 2002. Under the services agreement, Mr. Hartert ceased to be an officer of the Company effective September 16, 2002, but remained an employee of the Company until March 31, 2003. During that period, Mr. Hartert continued to receive his salary and benefits while performing such services as the Company required of him. The services agreement specified that Mr. Hartert's March 31, 2003 termination of employment constituted a "qualifying termination" under Mr. Hartert's severance agreement, entitling Mr. Hartert to the severance benefits described in his severance agreement in the event that a change of control of the Company occurs during the six months following his March 31, 2003 termination of employment.

     The Company is also party to a Supplemental Retirement Agreement, dated as of June 13, 2001, with Thomas R. Hefty. The agreement provides that the Company will pay Mr. Hefty (or his beneficiary or estate) a lump sum cash payment of $1,000,000 upon the earlier of Mr. Hefty's retirement, death, Disability, termination by Cobalt for any reason other than Cause, or termination by Mr. Hefty for Good Reason (as such terms are defined in Mr. Hefty's Executive Severance Agreement, discussed above). Mr. Hefty retired on January 31, 2003, and the Company paid Mr. Hefty $1,000,000 pursuant to the terms of the agreement on February 11, 2003.

COMPENSATION OF DIRECTORS

     Directors who are officers or employees of Cobalt receive no compensation as such for service as members of the Board of Directors or committees of the Board. For the period from January 1, 2002 through March 31, 2002, a director who was not an officer or employee of Cobalt received a fee of $1,100 for each Board or committee meeting attended, and a monthly retainer of $1,917. In addition, each committee chairperson received a monthly fee of $250. Effective April 1, 2002, a director who was not an officer or employee of Cobalt received a fee of $1,500 for each Board or committee meeting attended, in addition to the monthly retainer of $1,917. Effective April 1, 2002, each committee chairperson received a monthly fee of $333.33. Also, each director is granted in connection with his or her first election as a director an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Furthermore, each of the Company's non-employee directors receives an annual option grant of 1,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. The Audit Committee chairperson will receive a monthly fee of $833.33 in calendar year 2003.

                     MANAGEMENT REVIEW COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

     The Management Review Committee of the Board of Directors (the "Committee") is comprised of four independent, non-employee directors and establishes and directs the administration of all programs under which benefits are provided and compensation is paid or awarded to the Company's executive officers, directors, and other key employees. In addition, the Committee evaluates executive officer performance, approves executive officer development programs, determines the compensation of the executive officers, reviews management's recommendations as to the compensation of other key employees, and assesses the overall effectiveness of the Company's executive compensation programs.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's executive compensation program is designed to directly align executive compensation with corporate performance and total shareholder return. The Company has developed an overall compensation philosophy and implemented plans that are designed to tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and appreciation in the price of the Common Stock.

     The overall objectives of this compensation philosophy are:

        - To attract and retain the executive talent required to attain the Company's goals;

        -  To motivate these executives to achieve the Company's goals;

        - To link executive and shareholder financial interests through equity-based long-term incentive awards; and

        - To provide a compensation package that recognizes individual contributions and overall business results.

     Accordingly, the Committee sets compensation opportunities at approximately the 50(th) percentile of the market for comparable positions at companies that it considers comparable to the Company. The Company's compensation programs are designed to be dependent on performance, and individual compensation delivered from these programs may be higher or lower than the 50(th) percentile of the market depending on that performance.

     Each year the Committee conducts a full review of the Company's executive compensation program to ensure that compensation opportunities are competitive with the current market and that there is appropriate linkage between Company performance and executive compensation. Throughout 2002, this process included independent director consultation with the Committee's outside advisor, Hewitt Associates ("Hewitt"), on such issues as base salaries, annual incentives, equity-based awards, and total compensation. The Committee's review included a comparison of the Company's executive compensation with a peer group against which the Company competes for executive talent. The Committee believes that the Company's competitors for executive talent include many types of companies and, therefore, the peer group used for the compensation analysis included, but extended beyond, the companies noted in the Performance Graph included in this Proxy Statement.

ELEMENTS OF EXECUTIVE COMPENSATION

     The elements of executive compensation include base salary, profit sharing, an annual performance-based management incentive plan and long-term incentives (consisting of nonqualified Common Stock options and, subsequent to calendar year 2002, grants of restricted stock). While the elements of compensation described in this report are considered separately, the Committee takes into account the total compensation package afforded by the Company to the executive, including salary, incentive compensation, pension benefits, supplemental retirement benefits, insurance and other benefits. In reviewing the individual performance of the executives, the Committee takes into account the views of the Company's Chief Executive Officer for positions other than his own.

BASE SALARY

     The Committee, in consultation with its outside advisor, Hewitt, determines base salaries for executive officers by evaluating their positions relative to the competitive marketplace for executive talent. The Committee determines base salary adjustments by evaluating the performance of the Company and of each executive and by surveying the industry to determine the average industry change in executive base salary. In the case of executives with responsibility for a particular business unit, the Committee also considers such unit's financial results. The Committee, where appropriate, considers non-financial performance measures such as increase in market share, gains in administrative cost efficiency, improvements in product quality, and improvements in relations with customers, suppliers, and employees.

ANNUAL INCENTIVE COMPENSATION

     PROFIT SHARING PROGRAM. The Company annually establishes a Profit Sharing Plan for all employees who are employed with the Company for a given portion of the calendar year. The Cobalt Corporation 2002 Profit Sharing Plan (the "Profit Sharing Plan") compensated employees based on corporate profitability, individual business unit or regional area profitability (called the "Local Component") and the attainment of high levels of customer satisfaction, all measured against targets set at the beginning of the year.

     Under the corporate profitability goal, the Profit Sharing Plan would pay each employee up to 9% of 2002 eligible earnings depending on the attainment of specified profit levels. For employees to receive the maximum 9% payout in 2002, the Company and BCBSUW needed to attain a specified level of combined net income, excluding net income or loss from extraordinary items. If a specified minimum level of profitability had not been attained, no awards would have been made under any portion of the Profit Sharing Plan.

     Individual business unit or regional area profitability also was measured under the "Local Component" of the Plan. Separate business unit or regional area profitability scales were established for each business unit or regional area, with employees eligible to receive an additional payout of up to 9% of 2002 eligible earnings on the "Local Component."

     The Profit Sharing Plan also contained a customer satisfaction modifier which enabled employees to earn up to an additional 3% of 2002 eligible earnings for achievement of high customer satisfaction levels, generally in excess of 93.5%, or which could reduce an award by up to 2% of 2002 eligible earnings for lower levels of customer satisfaction.

     Under the Profit Sharing Plan the Company paid the Chief Executive Officer and the next four most highly compensated officers bonuses of between 16.2% and 17.0% of 2002 eligible earnings. This compensation was paid in 2003.

     MANAGEMENT INCENTIVE PLAN. The Company's executive officers are eligible for an annual performance bonus under the Management Incentive Plan. The bonus paid from this plan has two components: the Corporate Component and the Individual Performance/Business Unit Component. The Corporate Component is equal to the executives' total payouts from the Profit Sharing Plan (two times the Profit Sharing Plan payout for the Chief Executive Officer and Chief Operating Officer) as described above. The maximum payout on the Individual Performance/Business Unit Component would be 18% for executives other than the Chief Executive Officer and 30% for the Chief Executive Officer. Therefore, annual performance bonus amounts under the Management Incentive Plan could range from 0% to 39% of 2002 eligible earnings for executives other than the Chief Executive Officer and Chief Operating Officer (up to 21% from the Corporate Component and up to 18% from the Individual Performance/Business Unit Component) and from 0% to 72% of 2002 eligible earnings for Mr. Hefty (up to 42% from the Corporate Component and up to 30% from the Individual Performance/Business Unit Component.) The annual performance bonus amounts under the Management Incentive Plan could range from 0% to 51.5% for Messrs. Bablitch and Bernstein (up to 21% from the Corporate Component for the period of January 1, 2002 until May 28, 2002 and up to 42% from the Corporate Component for the period of May 29, 2002 until December 31, 2002 and up to 18% from the Individual Performance/Business Unit Component.)

     The Individual Performance/Business Unit Component has two parts. First, individual performance objectives are established for each eligible executive. To determine how well executives other than the Chief Executive Officer have performed on their individual performance objectives, the Committee considers the relevant performance results as well as input from the Chief Executive Officer. Not all individual performance objectives are quantifiable, but all are measurable. The Committee used discretion in evaluating the relative importance of achievements against both quantitative and non-quantitative, but measurable, individual performance objectives. Individual performance objectives also are established for the Chief Executive Officer. The Committee evaluates all relevant data to determine to what extent the Chief Executive Officer has met his performance expectations. Again, the Committee uses its discretion in evaluating both quantitative and non-quantitative, but nonetheless measurable, performance goals.

     The second part of the Individual Performance/Business Unit Component is based on the executives' payouts from the Local Component of the 2002 Profit Sharing Plan. Bonus payments are made according to a schedule that correlates percentages of 2002 eligible earnings paid under the Local Component of the Profit Sharing Plan with specific bonus amounts.

     The bonus amounts for Messrs. Bablitch and Bernstein were primarily determined by their respective employment agreements, with additional amounts awarded by the Committee for outstanding performance during 2002. 2002 performance bonus awards for the executives discussed herein, other than Messrs. Bablitch, Bernstein, and Hefty, from the Individual Performance/Business Unit Component ranged from 15.74% to 16.66% of 2002 eligible earnings. This compensation was paid in 2003.

     If approved by the shareholders at the Meeting, the 2003 Plan will govern Management Incentive and Profit Sharing awards for Messrs. Bablitch and Bernstein for the 2003 performance year on terms that will permit such awards to qualify as performance based compensation under Section 162(m) of the Code.

LONG-TERM INCENTIVE COMPENSATION

     The Company's executive compensation strategy includes providing long-term compensation at a competitive level for the managed care market.

     EQUITY GRANTS. The Committee is responsible for administering the Company's equity incentive program, which is designed to motivate employees to maximize shareholder value and maintain a long-term perspective. Option grants are made at the fair market value on the date of grant and become exercisable in equal annual installments over a four-year term, expiring 12 years after the date of grant.

     When determining the size of the option grants made to executives, the Committee considered the results of the competitive market compensation survey performed by the Committee's outside advisor, Hewitt, which focused on the managed care and Blue Cross markets. Based on the specific market data, Hewitt recommended appropriate option grant ranges for each executive position. The use of grant ranges reinforced the Committee's desire for flexibility to tailor actual grants to individual or Company circumstances. Further, the Committee considered its own evaluation of the executives' past and prospective contributions to the success of the Company, anticipated performance requirements and contributions of each executive officer, and historical option award data. The Committee awarded options to individual executives as shown in the option grant table on page 19.

     At its December 2002 meeting, the Committee decided to grant both stock options and restricted stock to the Chief Executive Officer, Chief Operating Officer, and other executive employees in 2003. These grants were structured such that two-thirds of the economic value of the total award was realized from stock options and one-third of the economic value of the total award was realized from restricted stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Hefty announced his retirement as the Chairman of the Board, President, and Chief Executive Officer at the Company's Annual Meeting on May 29, 2002. At that same Annual Meeting, Mr. Bablitch was named the Company's President and Chief Operating Officer and Mr. Bernstein was named the Company's Executive Vice President. Upon Mr. Hefty's retirement from the position of Chairman of the Board and Chief Executive Officer on December 1, 2002, Mr. Bablitch became the Company's Chief Executive Officer and Chairman of the Board and Mr. Bernstein became the Company's President and Chief Operating Officer.

     Mr. Hefty's annual cash compensation for 2002 included his base salary, profit sharing, and management incentive bonus and totaled $1,189,171. The profit sharing and management incentive bonus elements of his cash compensation paid in 2003 based on 2002 performance are discussed below.

     Mr. Hefty's base salary in 2002 approximated the estimated market value for the Chief Executive Officer position among the peer group used for the compensation analysis.

     With respect to annual incentive compensation, Mr. Hefty received a bonus of 16.2% of his 2002 eligible earnings under the Profit Sharing Plan. Mr. Hefty was awarded a bonus of 60.3% of his 2002 eligible earnings under the combined components of the Management Incentive Plan, based on Cobalt's financial results and his achievement of individual performance goals set at the beginning of the year.

     Mr. Hefty received an option to purchase 230,000 shares of Common Stock on March 25, 2002. The Award Agreement provided that this option would fully vest upon Mr. Hefty's retirement from the Company, which occurred on January 31, 2003.

     Mr. Bablitch's annual cash compensation for 2002 included his base salary, profit sharing, and management incentive bonus and totaled $952,142. The profit sharing and management incentive bonus elements of his cash compensation paid in 2003 based on 2002 performance are discussed below.

     Mr. Bablitch's base salary, up until May 29, 2002, was reflective of his responsibilities as the Company's General Counsel and Secretary and head of several of the Company's business units or regional areas. Mr. Bablitch was awarded a base salary increase on May 29, 2002, upon his appointment as the Company's President and Chief Operating Officer, consistent with the terms of his employment agreement. This same employment agreement will establish his base salary for 2003.

     With respect to annual incentive compensation, Mr. Bablitch received a bonus of 16.2% of his 2002 eligible earnings under the Profit Sharing Plan. Mr. Bablitch was awarded a bonus of 44.1% of his 2002 eligible earnings under both components of the Management Incentive Plan, based on Cobalt's financial results and his achievement of individual performance goals set at the beginning of the year and at the time of his appointment as the Company's President and Chief Operating Officer. In addition, the Committee chose to award Mr. Bablitch an additional bonus of 60.1% of his 2002 eligible earnings in recognition of outstanding Company and individual performance during 2002. The primary factors considered in this additional award were: Cobalt's 2002 earnings, and Mr. Bablitch's leadership during the strong financial turnaround during the past year, achieved during an extremely difficult economic environment generally, and also during a period of rapid change in healthcare management; Mr. Bablitch's personal leadership and contributions in effecting a successful top management transition, including the development of a cohesive senior leadership team and other organizational initiatives undertaken in 2002; and Mr. Bablitch's leadership in renewing Cobalt's commitment to the Milwaukee-metro community and to strengthening agent and business relationships within that community and the State of Wisconsin. This additional award amount was given outside the Management Incentive Plan.

     The Committee awarded options to Mr. Bablitch as shown in the option grant table on page 19.

CONCLUSION

     Section 162(m) of the Code limits a publicly held corporation's deductions for certain executive compensation in excess of $1 million. Certain performance-based compensation is excepted from the $1 million limitation. The Committee believes that all 2002 executive compensation is fully deductible for purposes of section 162(m). The Committee has, however, reviewed section 162 (m) and considered its impact on the Company's future executive compensation plans.

     After its review of the total compensation program for the executives of the Company, the Committee continues to believe that these executive compensation policies and practices serve the interests of shareholders and the Company effectively. We also believe that the compensation programs offered are appropriately balanced to provide increased motivation for executive officers to contribute to the Company's overall future success, thereby increasing the value of the Company for the shareholders' benefit. In consultation with our advisors, we will continue to ensure the effectiveness of the Company's total compensation program to meet the ongoing needs of the Company.

MANAGEMENT REVIEW COMMITTEE
Barry K. Allen, Chairman
James L. Forbes
Michael S. Joyce
Janet D. Steiger

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative shareholder return of the Company's Common Stock to the cumulative shareholder return of the NYSE Composite and the Morgan Stanley Health Care Payor Index for the period of September 28, 1998 through December 31, 2002. The graph assumes an investment of $100 in each of the Company's Common Stock, the NYSE Composite Index, and the Morgan Stanley Healthcare Payor Index on September 28, 1998, and assumes reinvestment of all dividends.

        COMPARISON OF CUMULATIVE TOTAL RETURNS THROUGH DECEMBER 31, 2002
                             PERFORMANCE GRAPH FOR
                               COBALT CORPORATION

PERFORMANCE GRAPH

                                    09/28/98   12/31/98   12/31/99   12/31/00   12/31/2001   12/31/2002
                                    --------   --------   --------   --------   ----------   ----------
Cobalt Corporation................  $100.00    $121.59    $ 61.97    $ 48.48     $ 91.64      $198.22
NYSE Composite Index..............  $100.00    $115.83    $128.50    $131.82     $120.33      $ 98.38
Morgan Stanley Health Care Payor
  Index...........................  $100.00    $118.36    $105.67    $229.16     $208.79      $239.98

                              CERTAIN TRANSACTIONS

VOTING TRUST AND DIVESTITURE AGREEMENT

     In March 2001, the Company completed a restructuring (the "Combination") whereby, generally speaking, (i) BCBSUW converted its form of ownership from a service insurance corporation to a stock corporation; (ii) all of the common stock of BCBSUW was transferred to the Company; (iii) the Company issued 31,313,390 shares of Common Stock to the Foundation; and (iv) the Company, which was previously known as United Wisconsin Services, Inc., changed its name to "Cobalt Corporation." As a result, BCBSUW is now a wholly owned subsidiary of the Company, and the Foundation now owns 25,009,390 shares of Common Stock, representing approximately 59.7% of the outstanding Common Stock as of March 31, 2003.

     In connection with the Combination, Blue Cross Blue Shield Association ("Association") rules required the Foundation to deposit all of its shares of Common Stock into a voting trust and to sell its shares within prescribed time periods. Accordingly, Cobalt, the Foundation and Marshall & Ilsley Trust Company entered into a voting trust and divestiture agreement, pursuant to which the Foundation deposited into a voting trust all of the shares of Cobalt it received in the Combination. The terms of the voting trust significantly limit the Foundation's voting rights, and the trustee of the voting trust will vote those shares in the manner described below. In addition, the Foundation must sell its shares of Common Stock within prescribed periods of time and may dispose of those shares only in a manner that would not violate the ownership requirements contained in the Company's Amended and Restated Articles of Incorporation.

     In general, in order to maintain Cobalt's independence from the Foundation, the trustee of the voting trust will vote the shares of Common Stock owned by the Foundation as directed by the directors of Cobalt, except that the Foundation will decide how to vote these shares on a merger or similar business combination proposal that would result in the then existing shareholders of Cobalt owning less than 50.1% of the resulting company, or that would result in any person or entity who owned 50.1% or less of Common Stock owning more than 50.1% of the voting securities of the resulting entity. Specifically, the trustee of the voting trust will vote all of the Foundation's shares of Cobalt in the voting trust in the following manner:

     - If the matter is the election of directors of Cobalt, the trustee will vote the shares in favor of each nominee whose nomination has been approved by (i) a majority of the members of the Cobalt Board of Directors who were not nominated at the initiative of the Foundation or of a person or entity owning shares of Cobalt in excess of the ownership limits contained in Cobalt's Amended and Restated Articles of Incorporation (such directors being called "Independent Directors," and currently comprising the entire Board), and (ii) a majority of the entire Cobalt Board of Directors.

     - The trustee will vote against the removal of any director of Cobalt, and against any change to Cobalt's Amended and Restated Articles of Incorporation or Bylaws, unless (i) a majority of the Independent Directors, and (ii) a majority of the entire Cobalt Board of Directors, initiates or consents to such removal or amendment action.

     - In the event that any candidates are eligible for election to the Board of Directors under Article III of the Company's Bylaws who, if elected, would not qualify as Independent Directors, the trustee will vote the Foundation's shares in the same proportion and for the same candidates as voted for by the other Cobalt shareholders. This provision will sunset at such time as the Foundation owns less than 20% of the outstanding shares of Common Stock.

     - The trustee will vote as directed by the Board of Directors of the Foundation on any proposed business combination transaction that, if consummated, would result in (1) the then existing Cobalt shareholders, including the Foundation, owning less than 50.1% of the outstanding voting securities of the resulting entity, or (2) any person or entity who, prior to the proposed transaction, owned less than 50.1% of the outstanding Common Stock of Cobalt owning 50.1% or more of the outstanding voting securities of the resulting entity.

     - The trustee will vote in accordance with the recommendation of the Cobalt Board of Directors on any action requiring prior approval of the Cobalt Board of Directors as a prerequisite to becoming effective.

     In addition, unless a majority of the Independent Directors and a majority of the entire Cobalt Board of Directors initiates or consents to such action, neither the Foundation nor the trustee of the voting trust may:

     - nominate any candidate to fill any vacancy on the Cobalt Board of Directors;

     -  call any special meeting of Cobalt shareholders;

     -  make any shareholder proposal pursuant to Section 2.14 of the Bylaws; or

     - take any action that would be inconsistent with the voting requirements contained in the voting trust and divestiture agreement.

     The Foundation also agreed not to take actions that a shareholder of a corporation ordinarily could take in its capacity as a shareholder including, among other things, acquiring additional shares of Common Stock (other than in a stock split or other similar transaction).

OTHER

     Effective January 1, 2003, Valley Health Plan, Inc. ("VHP"), a wholly-owned subsidiary of the Company, and the Company negotiated a three-year renewal of their joint venture with Luther Hospital and Midelfort Clinic, Ltd. ("Luther Midelfort"). Luther Midelfort is owned by Mayo Health System and is affiliated with Mayo Clinic. The joint venture enables VHP to produce, market and administer managed care products in northwestern Wisconsin through the utilization of a provider network. Pursuant to the joint venture, VHP has a discounted fee-for-service arrangement with Luther Midelfort. In fiscal 2002, VHP paid $47,087,395 to Luther Midelfort for professional services, pharmaceutical services, hospital services and profit-sharing. All terms of the joint venture were negotiated at arm's-length between the parties.

     In October 1999, Unity Health Plans Insurance Corporation ("Unity"), a wholly-owned subsidiary of the Company, BCBSUW and the Company negotiated a five-year renewal of their joint venture with Community Health Systems, LLC ("CHS"), a Wisconsin limited liability company. The Unity joint venture is the combination of two separate joint ventures, one with CHS and one with University Health Care, Inc. ("UHC"), the contracting agent for the University of Wisconsin Hospital and Clinics) and several of UHC's affiliates. The operations of the two joint ventures were combined and began operating as a single health plan under the auspices of a joint governing board. The joint venture enables Unity to produce, market and administer managed care products in southwestern Wisconsin through the utilization of a provider network. Pursuant to the joint venture, Community Physicians Network, Inc. ("CPN"), a part owner of CHS, provides credentialing and utilization management services for Unity and arranges for the delivery of health care services through its contracted providers to members enrolled with Unity. In fiscal 2002, Unity paid $1,602,788 directly to CPN for those services. In addition, CPN has an accumulated balance due to Unity of $5,421,800 relating to the current and past joint venture agreements. Dr. D. Keith Ness, one of the Company's directors, is the Chairman of CHS and the President of CPN. All terms of the joint venture were negotiated at arms-length between the parties. Additionally, on June 15, 1998, BCBSUW and CPN entered into a loan agreement that provided for a line of credit to CPN in the principal amount of $4,000,000. Use of the loan proceeds is restricted to the maintenance, operation and expansion of CPN's provider network. The maximum aggregate amount of indebtedness of CPN outstanding under this agreement for fiscal 2002 was $2,934,255. The rate of interest on such indebtedness is calculated at the prime rate (which as of December 31, 2002 was 4.25% per annum).

     In connection with obtaining approval of the Combination from the Office of the Commissioner of Insurance of the State of Wisconsin, the Company agreed to contribute a total of $2 million in cash to the Foundation. Of this amount, an aggregate of $1 million was contributed during 2001 and 2002. The remaining $1 million was contributed on January 30, 2003.

                                    AUDITORS

     The Audit Committee of the Board of Directors selected Ernst & Young LLP ("Ernst & Young) as independent auditors for the Company for the year ended December 31, 2002. Ernst & Young has examined the accounts of the Company since 1988. Ernst & Young has also been selected as the Company's independent auditors for 2003. Representatives of Ernst & Young will be present at the Meeting, and be available to respond to questions and may make a statement if they so desire.

AUDIT SERVICES

     The aggregate fees billed by Ernst & Young for professional services rendered for the audits of the Company's and certain subsidiaries' annual financial statements for the fiscal years ended December 31, 2002 and 2001, for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for comfort letters and consents were $1,342,000 and $835,000, respectively.

AUDIT-RELATED FEES

     The aggregate fees billed by Ernst & Young for services rendered to the Company for the fiscal years ended December 31, 2002 and 2001 were $50,000 and $1,219,000, respectively. In 2002, "Audit-Related Fees" includes fees related to the last information system audit and employee benefit plan audit performed by Ernst & Young for the Company. In 2001, "Audit-Related Fees" included information system auditing, website security certification, due diligence, and employee benefit plan audit fees.

TAX FEES

     The aggregate fees billed by Ernst & Young for tax services, not included in "Audit Services", were $6,000 and $10,000 for the fiscal years ended December 31, 2002 and 2001, respectively. In 2002 and 2001, "Tax Fees" include consultations regarding tax filing and accounting matters.

ALL OTHER FEES

     The aggregate fees for "All Other Fees" billed by Ernst & Young were $7,000 and $11,000 for the fiscal years ended December 31, 2002 and 2001, respectively. In 2002 and 2001, "All Other Fees" primarily include the purchase of Medicare cost report related software licensing fees.

                                 OTHER MATTERS

     Pursuant to Article II of the Company's Bylaws, proposals that shareholders intend to present at the 2004 Annual Meeting of Shareholders must be received by the Company between February 5, 2004 and March 6, 2004 to be presented at that meeting. If such a proposal is received after March 6, 2004, then it would be untimely. Should the Board nevertheless choose to present such proposal, the proxies will be able to vote on the proposal using their best judgment. To be eligible for inclusion in the proxy material for that meeting, shareholder proposals made pursuant to Rule 14 a-8 under the Exchange Act must be received by January 1, 2004.

     The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, or any adjournments or postponements thereof, it is the intention of the persons acting pursuant to the accompanying appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Lorna J. Granger, Secretary, Cobalt Corporation, 401 West Michigan Street, Milwaukee, Wisconsin 53203, phone number (414) 226-5000.



                                          COBALT CORPORATION

                                          /s/ Lorna J. Granger



                                          Lorna J. Granger
                                          Secretary

Milwaukee, Wisconsin
April 30, 2003

A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF APRIL 17, 2003, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: LORNA J. GRANGER, SECRETARY, COBALT CORPORATION, 401 WEST MICHIGAN STREET, MILWAUKEE, WISCONSIN 53203.

                                   APPENDIX A

                   COBALT CORPORATION AUDIT COMMITTEE CHARTER

NAME

     There shall be a committee of the Cobalt Corporation (the "Company") Board of Directors ("Board") which shall be called the Audit Committee (the "Committee").

PURPOSE

     The purpose of the Committee shall be to assist Board oversight of:

     (1)   the integrity of the financial statements of the Company;

     (2)   the Company's internal and disclosure controls;

     (3)   the Company's compliance with legal and regulatory requirements;

     (4) the independent auditors' qualifications, independence and performance; and

     (5)   the performance of the Company's internal audit function.

COMMITTEE MEMBERSHIP

     The Committee shall consist of no fewer than three members. All Committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Committee). They shall possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. Each member of the Committee shall satisfy the independence, experience and financial expertise requirements of the New York Stock Exchange ("NYSE") and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. At least one member shall have accounting or related financial management expertise, as defined by SEC regulations. The Board shall appoint the members of the Committee annually, considering the recommendation of the Nominating and Board Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The Board shall designate a Committee Chairperson, and shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, experience and financial expertise requirements referred to above. Committee members shall serve until their successors are appointed and qualify. Director's fees (including, without limitation, stock, stock options and restricted stock units) are the only compensation that a Committee member may receive from the Company. Except as expressly provided in this Charter or the by-laws of the Company, or as otherwise provided by law or the rules of the New York Stock Exchange, the Committee shall establish its own rules of procedure.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     In performing its functions, the Committee shall undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Committee. The following shall be the duties and responsibilities of the Committee. The Committee shall have the authority to carry out the following duties and responsibilities as set forth in this
Charter:

     RETENTION, SCOPE OF WORK AND TERMINATION OF INDEPENDENT AUDITORS AND OUTSIDE CONSULTANTS. The Committee shall be directly responsible for the appointment, compensation, retention and oversight over the work of the Company's independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent audit firm shall report directly to the Committee. The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and firm compensation. The Committee shall have the sole authority to appoint or replace the independent auditors, and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities, except that the Committee Chair may pre-approve non-audit services involving fees up to five percent of total revenues paid to the independent auditors for the fiscal year. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities.

     QUALITY CONTROL REVIEW AND INDEPENDENCE OF INDEPENDENT AUDITORS. The Committee shall obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. This review shall include an evaluation of the qualifications (including verification that the independent auditors are properly licensed in accordance with applicable legal requirements), performance and independence of the auditors, and the lead partner thereof taking into account the opinions of management and the Company's internal auditors.

     REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS. The Committee or the Committee Chair shall review with management and the independent auditors the financial statements and required disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's reports on Form 10-Q and 10-K in advance of such filings. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable legal, regulatory or New York Stock Exchange requirements. The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles, including the ramifications of the use of such alternative treatments and disclosures, the treatment preferred by the independent auditor, and other material written communications between the independent auditors and management.

     SEPARATE SESSIONS WITH MANAGEMENT, THE INDEPENDENT AUDITORS AND INTERNAL AUDIT. The Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions in furtherance of its purposes. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     DISCUSSIONS WITH MANAGEMENT AND INDEPENDENT AUDITORS REGARDING AUDIT PROBLEMS OR DIFFICULTIES. The Committee shall review and discuss with management and the independent auditors, as applicable, any management letter or other material written communication provided by the independent auditors and the Company's response to that letter; any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors' activities or on access to requested information and management's response thereto.

     POLICIES AND PROCEDURES TO ASSESS AND MANAGE RISK. The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting, financial and disclosure controls and procedures, including the Company's system to assess, monitor and control business risk, including guidelines and policies to govern the process by which management assesses and manages risk. The Committee shall review management's report on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' evaluation of management's report. The Committee shall review significant findings prepared by the independent auditors and the internal audit department together with management's responses, including the status of previous recommendations. On at least an annual basis, the Committee shall review any legal matters that could have a material impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries or reviews by regulators or governmental agencies.

     COMPLIANCE WITH LAWS AND REGULATIONS; SUBMISSION OF ANONYMOUS COMPLAINTS REGARDING ACCOUNTING, INTERNAL CONTROLS OR ACCOUNTING MATTERS. The Committee shall ensure that the Company has in place an effective program to prevent and detect and if necessary, report violations of law and Company policies (the "Compliance and Ethics Program"). The Committee shall ensure that high-level personnel of the Company are assigned overall responsibility to oversee compliance, and that, as part of any Compliance and Ethics Program, standards and procedures capable of reducing the prospect of unlawful activity are put into place. The Committee shall review and revise the Compliance Program and any Code of Conduct or Code of Ethics developed in connection therewith as necessary to ensure that it is current within the general operating standards in the industry in which the Company operates and provides training to employees so they are educated on the availability and use of the Company's ethics reporting process. The Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of Cobalt and other interested parties of concerns regarding questionable accounting or auditing matters. The Committee may, at its option utilize the Corporate Compliance Department for receipt, retention, investigation and treatment of such complaints. Any matters pertaining to the integrity of management shall be reviewed and investigated, including conflicts of interest, or adherence to or waivers of standards of business conduct as required in the policies of the Company. The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

     OTHER GENERAL DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE. In addition to the foregoing, the Committee shall have the following general duties and responsibilities:

        (a) The Committee shall ensure that the Company has an appropriate control process in place for reviewing and approving its internal transactions and accounting.

        (b) The Committee shall make, not less than quarterly, reports to the Board of Directors, reviewing with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the performance and independence of the Company's independent auditors (including the results of the quality control review) and of the performance of the internal audit function.

        (c) The Committee shall review: (i) major issues regarding accounting principles and financial statement presentation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (iii) the effect of regulatory and accounting initiatives as well as off balance sheet structures, on the financial statements of the Company; (iv) quarterly earnings press releases as well as financial information and earnings guidance, if any, provided to analysts and rating agencies; (v) the adequacy of this Charter as well as any recommended changes for Board approval; and (vi) the Committee's own performance.

        (d) The Committee shall recommend to the Board policies, in accordance with applicable legal requirements, for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

        (e) The Committee shall review disclosures made by the Company's Chief Executive Officer and Chief Financial Officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

RELATIONSHIP TO SUBSIDIARIES

     The Committee is also primarily responsible for the above-referenced areas of responsibility as they relate to wholly-owned subsidiaries of the Company ("Subsidiaries"). In fulfilling the foregoing duties and responsibilities, the Committee will review the Subsidiaries' audit work plans, meet at least annually with at least one representative of each Subsidiary's Audit Committee (if any), and review the results of work performed by internal and external auditors of the Subsidiaries.

                                   APPENDIX B

                              2003 INCENTIVE PLAN

                               Cobalt Corporation

                             Effective June 4, 2003

                                    CONTENTS

                                                                           PAGE
                                                                           ----
Article 1.   Establishment, Purpose, and Duration........................   B-3
Article 2.   Definitions.................................................   B-3
Article 3.   Administration..............................................   B-6
Article 4.   Shares Subject to the Plan and Maximum Awards...............   B-7
Article 5.   Eligibility and Participation...............................   B-8
Article 6.   Stock Options...............................................   B-8
Article 7.   Stock Appreciation Rights...................................  B-10
Article 8.   Restricted Stock and Restricted Stock Units.................  B-11
Article 9.   Performance Units/Performance Shares........................  B-13
Article 10.  Annual Cash-Based Awards....................................  B-14
Article 11.  Performance Measures........................................  B-15
Article 12.  Annual Management Incentive Awards..........................  B-16
Article 13.  Annual Profit Sharing Awards................................  B-16
Article 14.  Beneficiary Designation.....................................  B-17
Article 15.  Deferrals...................................................  B-17
Article 16.  Rights of Participants/Employment...........................  B-17
Article 17.  Change of Control...........................................  B-18
Article 18.  Amendment, Modification, Suspension, and Termination........  B-18
Article 19.  Withholding.................................................  B-19
Article 20.  Indemnification.............................................  B-19
Article 21.  Successors..................................................  B-20
Article 22.  General Provisions..........................................  B-20
Article 23.  Arbitration.................................................  B-21

                               COBALT CORPORATION
                              2003 INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 ESTABLISHMENT. Cobalt Corporation, a Wisconsin corporation (hereinafter referred to as the "Company"), establishes an incentive plan to be known as the Cobalt Corporation 2003 Incentive Plan (hereinafter referred to as the "Plan"), as set forth in this document.

     The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights ("SARs"), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-based Awards.

     The Plan shall become effective as of June 4, 2003 (the "Effective Date") and shall remain in effect as provided in Section 1.3.

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by strengthening the Company's, its Affiliates', and/or its Subsidiaries' ability to attract, motivate, and retain Employees and Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide additional incentives for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

     The Plan is also intended to replace the Cobalt Corporation Equity Incentive Plan (the "Prior Plan"), under which no new awards may be granted after the Effective Date. However, any awards issued under the Prior Plan shall continue to be subject to and administered pursuant to the terms of such Prior Plan.

     1.3 DURATION OF THE PLAN. The Plan shall commence as of the Effective Date and shall remain in effect, subject to the right of the Committee or Board to amend or terminate the Plan at any time pursuant to Article 18, until all Shares subject to it have been purchased or acquired according to the Plan's provisions.

ARTICLE 2. DEFINITIONS

     Capitalized terms used in the Plan shall have the meanings set forth below:

     2.1 "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2 "ANNUAL MANAGEMENT INCENTIVE AWARD" means a Cash-based Award granted under Article 12.

     2.3   "ANNUAL PROFIT SHARING AWARD" means a Cash-based Award granted under
           Article 13.

     2.4 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and/or Cash-based Awards.

     2.5 "AWARD AGREEMENT" means either (a) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to the Participant's Award, or (b) a statement issued by the Company to a Participant describing the terms and provisions of the Participant's Award.

     2.6 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.7 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.8 "CASH-BASED AWARDS" means an Award granted to a Participant as described in Article 10, 12, or 13.

     2.9 "CAUSE" with respect to a Director means (a) willful and gross misconduct on the part of the Director that is materially and demonstrably detrimental to the Company, or (b) the commission by a Director of one or more acts which constitutes an indictable crime under United States Federal, state or local law, in each case as determined in good faith by the Committee.

     2.10 "CHANGE OF CONTROL" of the Company shall be deemed to have occurred:

        (a) As of the first day that any Person (other than (i) the Wisconsin United for Health Foundation, Inc.; (ii) the Company or its Subsidiaries; (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Subsidiaries; (iv) an underwriter temporarily holding securities pursuant to an offering of such securities; or (v) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

        (b) As of the first day that the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on January 1, 2003, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on January 1, 2003, or whose appointment, election or nomination for election was previously so approved; or

        (c) Simultaneous with the consummation of: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets (except to a wholly-owned Subsidiary or to an entity, at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale); or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     2.11 "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular provision of the Code shall be deemed to include reference to any successor provision therein.

     2.12 "COMMITTEE" means the Management Review Committee of the Board or any other committee appointed by the Board to administer the Plan in accordance with Article 3.

     2.13 "COMPANY" means Cobalt Corporation, a Wisconsin Corporation, or any successor thereto as provided in Article 21.

     2.14 "COVERED EMPLOYEE" means a Participant who is a "covered employee," as defined in Code Section 162(m) and the regulations promulgated thereunder, and any other Participant identified by the Committee as an Employee or Director who may become a "Covered Employee" at some future date.

     2.15 "DIRECTOR" means any individual who is a member of the Board of Directors and is not an Employee of the Company or a Subsidiary.

     2.16 "DISABILITY" with respect to a Director means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, as selected by the Committee, who are qualified to give professional medical advice.

     2.17 "EMPLOYEE" means any employee of the Company, its Affiliates, and/or its Subsidiaries.

     2.18 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Any reference to a particular provision of the Exchange Act shall be deemed to include reference to any successor provision therein.

     2.19 "FAIR MARKET VALUE" means, with respect to a Share on the relevant date, (a) if the Shares are listed on a national securities exchange, the last sales price on such date on the national securities exchange on which the Shares are then traded, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange; (b) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market; or (c) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee.

     2.20 "FISCAL YEAR" means the fiscal year of the Company; provided that if the Company changes the period for its fiscal year, the prior fiscal year period shall continue to apply for purposes of the Award Limits specified in Section 4.1, unless shareholder approval is obtained for the new fiscal year period under Section 4.1.

     2.21 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7.

     2.22 "INCENTIVE STOCK OPTION" OR "ISO" means an Option that meets the requirements of Code Section 422.

     2.23 "INSIDER" means an individual who is, on the relevant date, subject to
          Section 16 of the Exchange Act.

     2.24 "NONQUALIFIED STOCK OPTION" OR "NQSO" means an Option that does not meet the requirements of Code Section 422.

     2.25 "OPTION" means an Incentive Stock Option and/or a Nonqualified Stock Option, as described in Article 6.

     2.26 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.27 "PARTICIPANT" means an Employee or Director who has been selected by the Committee to receive an Award or any individual who holds an outstanding Award (including, but not limited to, any individual who inherits a Participant's Award following the Participant's death).

     2.28 "PERFORMANCE-BASED COMPENSATION" means an Award that qualifies as performance-based compensation under Code Section 162(m).

     2.29 "PERFORMANCE MEASURES" means the measures as described in Article 11, the attainment of which may determine the degree of payout, issuance of Shares, and/or vesting with respect to Awards to Covered Employees that qualify as Performance-Based Compensation

     2.30 "PERFORMANCE PERIOD" means the period of time designated under an Award during which performance goals must be met in order to determine the degree of payout, issuance of Shares, and/or vesting with respect to such Award.

     2.31 "PERFORMANCE SHARE" means an Award that grants to a Participant the right to receive Shares to the extent performance goals are met, as described in Article 9.

     2.32 "PERFORMANCE UNIT" means an Award that grants to a Participant the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value (or increase in Fair Market Value) of one or more Shares to the extent performance goals are met, as described in
          Article 9.

     2.33 "PERIOD OF RESTRICTION" means the period (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee) when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are nontransferable, as provided in Article 8.

     2.34 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     2.35 "PRESIDING DIRECTOR" shall mean the Director, other than the Chairman of the Board, appointed by the Board to preside over meetings held by the Board, if any.

     2.36 "RESTRICTED STOCK" means an Award of Shares that are subject to a Period of Restriction, as described in Article 8.

     2.37 "RESTRICTED STOCK UNIT" means an Award that grants to a Participant the right to receive cash and/or Shares valued in relation to a unit the value of which is equal to the Fair Market Value (or increase in Fair Market Value) of one or more Shares, and that is subject to a Period of Restriction, as described in Article 8.

     2.38 "RETIREMENT" with respect to a Director means the earlier of the date of the Company's annual shareholders' meeting at which he or she would otherwise, but for said Retirement, be a nominee for election to the Board, or the date on which the Director attains seventy (70) years of age.

     2.39 "SHARE" means a Share of common stock of the Company, subject to adjustment as provided in Section 4.3.

     2.40 "STOCK APPRECIATION RIGHT" or "SAR" means an Award that grants to a Participant the right to receive cash and/or Shares with a value equal to the increase in the Fair Market Value of one or more Shares, as described in Article 7.

     2.41 "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

     2.42 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7.

     2.43 "WINDOW PERIOD" means the period beginning on the third (3rd) business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the thirtieth (30th) day following such date.

ARTICLE 3. ADMINISTRATION

     3.1 GENERAL. The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors who qualify as nonemployee directors under Rule 16b-3 and as outside directors under Section 162(m)(4)(C) of the Code.

     3.2 AUTHORITY OF THE COMMITTEE. Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (a) designate Participants;

(b) determine the type or types of Awards to be granted to each Participant; (c) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (d) determine the terms and conditions of any Award; (e) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (f) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (g) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (h) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions made under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any Director, any shareholder, and any Employee. The Committee's determinations need not be the same for each grant or for each Participant.

     3.3 DELEGATION. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards granted to Insiders at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board (consisting entirely of Directors who qualify as "non-employee directors for purposes of Section 16" under Rule 16b-3) any or all of the authority and responsibility of the Committee with respect to Awards granted to Insiders. If the Board has made such a delegation, then all references to the Committee in this Plan shall include such other committee or one or more officers to the extent of such delegation.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to provisions of Sections 4.2 and 4.3, the number of Shares hereby reserved for issuance to Participants under the Plan shall be three million seven thousand seven hundred ten (3,007,710), which number represents the unused reserve under the Prior Plan; provided that no more than one million (1,000,000) Shares may be issued pursuant to Incentive Stock Options. The number of Shares reserved for issuance under the Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. If an Award (a) terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of all Shares thereunder, (b) is settled in cash in lieu of Shares, or (c) is exchanged with the Committee's approval for an Award or Awards not involving Shares, then the Shares (or remaining Shares) subject to or reserved for such Award shall be available again for grant under the Plan. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved under the issuance of the Shares, then the Shares subject to, reserved for or delivered in payment in respect of such Award shall be available again for grant under the Plan. The Shares of common stock available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

     All Awards granted to a Covered Employee shall be subject to the following limits ("Award Limits"):

     (a) OPTIONS AND TANDEM STOCK APPRECIATION RIGHTS: The maximum aggregate number of Shares that may be subject to Options or Tandem Stock Appreciation Rights granted in any one Fiscal Year to any one Participant shall be one million (1,000,000).

     (b) SARS: The maximum aggregate number of Shares that may be subject to Freestanding Stock Appreciation Rights granted in any one Fiscal Year to any one Participant shall be one million (1,000,000).

     (c) RESTRICTED STOCK/RESTRICTED STOCK UNITS: The maximum aggregate number of Shares/units with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

     (d) PERFORMANCE UNITS/PERFORMANCE SHARES: The maximum aggregate number of Performance Units or Performance Shares that a Participant may receive in any one Fiscal Year shall be five hundred thousand (500,000) Shares, or cash and/or Shares equal to the value of five hundred thousand (500,000) Shares determined as of the date each Award becomes taxable to the Participant without regard to any deferral election that may be made by the Participant.

     (e) CASH-BASED AWARDS: The maximum aggregate amount that may be payable under Cash-based Award(s) (except Awards granted pursuant to Articles 12 and 13, the limits of which are described below) granted to any one Participant in any one Fiscal Year may not exceed five million dollars ($5,000,000).

     (f) ANNUAL MANAGEMENT INCENTIVE AWARDS: The maximum aggregate amount that may be payable under Annual Management Incentive Award(s) granted to any one Participant in any one Fiscal Year may not exceed five million dollars ($5,000,000).

     (g) ANNUAL PROFIT SHARING AWARDS: The maximum aggregate amount that may be payable under Annual Profit Sharing Award(s) granted to any one Participant in any one Fiscal Year may not exceed one million dollars ($1,000,000).

     4.2 ADDITION OF SHARES FROM PRIOR PLAN. If any Shares subject to awards granted under the Prior Plan would again become available for new grants under the terms of such Prior Plan if the Prior Plan were still in effect after the Effective Date, then those Shares shall be available for the purpose of granting Awards under this Plan. In such event, the Shares carried over from such awards under the Prior Plan shall increase the number of Shares available under this Plan as determined under the first sentence of Section 4.1.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants' rights under the Plan or any Award, may substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or grant price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

     Appropriate adjustments may also be made by the Committee in the terms of any Awards to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods.

     Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder, the Board may authorize under this Plan the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

ARTICLE 5. ELIGIBILITY

     Individuals eligible to participate in this Plan include all Employees and Directors, as selected by the Committee. In addition, Directors shall automatically be Participants as described in Sections 6.10 and 8.9.

ARTICLE 6. STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants in such number, and upon such terms, and at any time and from time to time as it shall determine; provided that, if so required by Code Section 422 in order to obtain ISO treatment, ISOs shall not be granted to Directors or Employees who are employed by noncorporate Subsidiaries or are employed by an Affiliate that is not a corporate Subsidiary, and ISOs may not be granted following the ten-year (10) anniversary of the Effective Date.

     6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify, as determined by the Committee and subject to the terms of the Plan: (a) the Option Price, (b) the duration of the Option, (c) the number of Shares to which the Option pertains, (d) the conditions upon which an Option shall become vested and exercisable, including the extent to which the Participant may exercise the Option following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be, and (e) such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

     6.3 OPTION PRICE. Unless a higher Option Price is otherwise provided by the Committee in an Award Agreement, the Option Price for each Option granted under this Plan shall be one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4 DURATION OF OPTIONS. Each NQSO shall expire and cease to be exercisable on the twelfth (12th) anniversary date of its grant, and each ISO shall expire and cease to be exercisable on the tenth (10th) anniversary date of its grant, unless the Committee provides for a lesser term in the Award Agreement.

     6.5 EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. The Committee may restrict Option exercises during the Window Period as it deems necessary.

     6.6 PAYMENT. A Participant may exercise an Option by the delivery of notice of exercise to an agent designated by the Company or by complying with any alternative procedures which the Committee authorizes. The notice must set forth the number of Shares with respect to which the Option is to be exercised, and must be accompanied by full payment for the Shares either: (a) in cash or its equivalent, (b) by tendering (either by actual delivery or, if approved by the Committee, by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided, however, if the Company is accounting for the Options using APB Opinion 25, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market to the extent necessary to satisfy the Option Price), (c) by a combination of (a) and (b), or (d) any other method the Committee approves subject to applicable laws. The Committee also may allow a cashless exercise as permitted under the Federal Reserve Board's Regulation T (or any successor thereto), subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable laws.

     Subject to any governing rules or regulations and the other provisions of the Plan, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates for the number of Shares purchased under the Option(s).

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it deems advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8  TRANSFERABILITY OF OPTIONS.

     (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, during a Participant's lifetime, all ISOs shall be exercisable only by such Participant.

     (b) NONQUALIFIED STOCK OPTIONS. Except as determined by the Committee and provided in a Participant's Award Agreement, no NQSO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, during a Participant's lifetime, all NQSOs shall be exercisable only by such Participant.

     6.9 NOTIFICATION OF DISQUALIFYING DISPOSITION. If any Participant makes any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition in writing within ten (10) days thereof.

     6.10 AUTOMATIC DIRECTOR GRANTS. Beginning in 2004, to the extent Shares are available for grant under the Plan, each Director shall be granted during each calendar year, an option to purchase four thousand (4,000) Shares, subject to adjustment pursuant to Section 4.3 (the "Annual Director Option Grant"). The date of the Annual Director Option Grants will be the first trading day of each calendar year. For each Director who is first elected Director subsequent to the Effective Date the grant date shall be the date of election as Director. In the event that the number of Shares available for grant in any calendar year is insufficient to make Annual Director Option Grants, then no Annual Director Option Grants shall be made during such calendar year. The absence of Annual Director Option Grants during a calendar year shall not affect the Annual Director Option Grants in a subsequent calendar year.

     The Option Price of the Shares purchasable under each Option granted to a Director shall be equal to one hundred percent (100%) of the Fair Market Value per Share on the date of grant of such Option.

     Subject to acceleration as provided below, each Option granted to a Director shall vest annually at the rate of thirty-three and one third percent (33 1/3%) of the aggregate number of Shares subject to such Option, beginning on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant thereafter. If a Director's tenure ends during the applicable three-year period due to death, Disability or Retirement (as defined below) or following a Change of Control, however, such Director's Options shall become immediately exercisable as to one hundred (100%) of the Shares covered thereby as of the Director's last day of service as a Director with the Company.

     Once any portion of an Option issued to a Director becomes exercisable, it shall remain exercisable for the shortest period of (a) twelve (12) years from the date of grant, or (b) two (2) years following the date on which the Director ceases to serve in such capacity for any reason other than removal for Cause (as defined below). If a Director is removed for Cause, all outstanding Options held by the Director shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, the Committee may grant SARs to Participants at any time and from time to time as it shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

     7.2 SAR AGREEMENT. Each SAR Award shall be evidenced by an Award Agreement that shall specify, as determined by the Committee and subject to the terms of the Plan: (a) the grant price, (b) the term of the SAR, (c) the number of Shares to which the SAR pertains, (d) the conditions upon which the SAR shall become vested and exercisable, including the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be, (e) the form of SAR payout, and (f) such other provisions as the Committee shall determine.

     7.3 GRANT PRICE. The grant price of a Freestanding SAR shall be the Fair Market Value of a Share on the date of grant of the Freestanding SAR, unless the Committee provides for a higher grant price in the Award Agreement. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.4 TERM OF SAR. Each Freestanding SAR shall expire and cease to be exercisable on the twelfth (12th) anniversary date of its grant, unless the Committee provides for a lesser term in the Award Agreement. Each Tandem SAR shall have the same term as its related Option.

     7.5 EXERCISE OF FREESTANDING SARS. A Participant may exercise Freestanding SARs subject to whatever terms and conditions the Committee imposes upon them.

     7.6 EXERCISE OF TANDEM SARS. A Participant may exercise Tandem SARs for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Participant may exercise a Tandem SAR only with respect to the Shares for which its related Option is then exercisable.

     7.7 PAYMENT OF SAR AMOUNT. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b)   The number of Shares with respect to which the SAR is exercised.

     Payment upon SAR exercise will be made in cash, unless the Committee specifies that payment shall be made in Shares of equivalent value, in some combination of cash and Shares, or in any other manner.

     7.8 NONTRANSFERABILITY OF SARS. Except as the Committee shall otherwise provide in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as the Committee shall otherwise provide in a Participant's Award Agreement, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

     7.9 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

     7.10 SUBSTITUTING SARS. The Committee shall have the ability to unilaterally substitute SARs for outstanding Options granted to a Participant; provided, the terms of the substituted SARs and economic benefit of such substituted SARs are equivalent.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     8.1 GRANT OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee may grant Shares of Restricted Stock and/or Restricted Stock Units at any time and from time to time as it shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

     8.2 RESTRICTED STOCK OR RESTRICTED STOCK UNIT AGREEMENT. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify, as determined by the Committee and subject to the terms of the Plan: (a) the Period(s) of Restriction, (b) the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, (c) the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be, and (d) such other provisions as the Committee shall determine.

     8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4 OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions that will lapse upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws.

     Unless the Committee determines otherwise, the Company shall retain the certificates representing Shares of Restricted Stock in its possession until such time as all conditions and/or restrictions applicable to such Shares are satisfied or lapse.

     Except as otherwise provided in this Article 8 and subject to applicable laws, the Participant may freely transfer Shares of Restricted Stock after all conditions and restrictions applicable to such Shares are satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee shall determine after all conditions and restrictions applicable to such units are satisfied or lapse.

     8.5 VOTING RIGHTS. To the extent permitted by law, the Committee may require a Participant holding Shares of Restricted Stock to grant a proxy with respect to the voting rights of such Shares. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

     8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. To the extent permitted by law, the Committee may require, during the Period of Restriction, that any dividends paid with respect to Shares of Restricted Stock shall be held by the Company in escrow, shall be subject to the same terms and conditions (including a risk of forfeiture) as the underlying Shares to which they relate, and shall be paid at such time as the Committee determines. During the Period of Restriction, unless the Committee determines otherwise, Participants holding Restricted Stock Units shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid had such Restricted Stock Units been Shares of Restricted Stock, which dividend equivalents will be subject to the same terms and conditions as apply to the Restricted Stock Units to which they relate. The Committee may apply any other restrictions to, or conditions on, the dividends or dividend equivalents that it deems appropriate. Payment of dividends or dividend equivalents shall be made in cash, unless the Committee determines that payment should be made in Shares, Restricted Stock, or Restricted Stock Units, or any combination of cash and the foregoing.

     8.7 SECTION 83(B) ELECTION. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

     8.8 AUTOMATIC DIRECTORS GRANTS. Beginning in 2004, to the extent Shares are available for grant under the Plan, each Director shall be granted during each calendar year, four thousand 4,000 Restricted Stock Units, subject to adjustment pursuant to Section 4.3 (the "Annual Director Restricted Stock Unit Grant"). The date of the Annual Director Restricted Stock Unit Grants will be the first trading day of each calendar year. For each Director who is first elected Director subsequent to the Effective Date (a "Subsequent Director") the grant date shall be the date of election as Director. In the event that the number of Shares available for grant in any calendar year is insufficient to make Annual Director Restricted Stock Unit Grants, then no Annual Director Restricted Stock Unit Grants shall be made during such calendar year. The absence of Annual Director Restricted Stock Unit Grants during a calendar year shall not affect the Annual Director Restricted Stock Unit Grants in a subsequent calendar year.

     Subject to acceleration as provided below, each Restricted Stock Units granted to a Director shall vest annually at the rate of thirty-three and one third percent (33 1/3%) of the aggregate number of units, beginning on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant thereafter. If a Director's tenure ends during the applicable three-year period due to death, Disability or Retirement (as defined below) or following a Change of Control, however, such Director's units shall immediately vest as to one hundred (100%) of the units covered thereby as of the Director's last day of service as a Director with the Company.

     If a Director is removed for Cause, all unvested units held by the Director shall immediately be forfeited to the Company, and the right of the director to receive Shares with respect to any vested units shall immediately be forfeited.

     As soon as practicable following a Director's Retirement, Disability, or other termination of service as a Director (other than as a result of removal for Cause), the Company shall issue to the Director a number of Shares equal to the number of vested units held by the Director at such time in payment and full satisfaction of such vested units.

     8.9 AUTOMATIC GRANTS TO THE PRESIDING DIRECTOR. To the extent Shares are available for grant under the Plan, the Presiding Director shall be granted during each calendar year, one thousand (1,000) Restricted Stock Units, subject to adjustment pursuant to Section 4.3 (the "Annual Presiding Director Restricted Stock Unit Grant"). The date of the initial grant to the Presiding Director is the Effective Date. Beginning in 2004, the date of the Annual Presiding Restricted Stock Unit Director Grant will be the first trading day of each calendar year. For each Presiding Director who is first appointed subsequent to the Effective Date, the first grant date shall be the date of appointment. In the event that the number of Shares available for grant in any calendar year is insufficient to make the Annual Presiding Director Restricted Stock Unit Grants, then no such Grant shall be made during such calendar year. The absence of Annual Presiding Director Restricted Stock Unit Grants during a calendar year shall not affect the Annual Presiding Director Restricted Stock Unit Grants in a subsequent calendar year.

     Subject to acceleration as provided below, each Restricted Stock Units granted to the Presiding Director shall vest over such period of time, as determined by the Board and set forth in the Award Agreement, but in no event shall such vesting period be longer than three (3) years. If a Director's tenure ends during the applicable vesting period due to death, Disability or Retirement (as defined below) or following a Change of Control, however, such Director's units shall immediately vest as to one hundred (100%) of the units covered thereby as of the Director's last day of service as a Director with the Company.

     If the Presiding Director is removed for Cause, all unvested units held by the Director shall immediately be forfeited to the Company.

ARTICLE 9. PERFORMANCE UNITS/PERFORMANCE SHARES

     9.1 GRANT OF PERFORMANCE UNITS/PERFORMANCE SHARES. Subject to the terms of the Plan, the Committee may grant Performance Units and/or Performance Shares and at any time and from time to time as it shall determine.

     9.2 PERFORMANCE SHARE/PERFORMANCE UNIT AGREEMENT. Each Performance Share and/or Performance Unit grant shall be evidenced by an Award Agreement that shall specify, as determined by the Committee and subject to the terms of the
Plan: (a) the Performance Period and performance goals, (b) the number of Performance Shares or the number of Performance Units granted, (c) the initial value of each Performance Share or Performance Unit, (d) the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be, (e) the form and timing of payout of earned Performance Shares or Performance Units, and (f) such other provisions as the Committee shall determine.

     The Committee shall establish an initial value for each Performance Unit at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out and/or issued to the Participant.

     9.3 EARNING OF PERFORMANCE UNITS/PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, a Participant holding Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.4  FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/PERFORMANCE
SHARES. Payment of Performance Units shall be made in cash and payment of Performance Shares shall be made in Shares, in an amount or number equal to the Fair Market Value of the earned Performance Units/Performance Shares as of the date of the close of the applicable Performance Period, unless the Committee determines to make payment in any other form. If payment is made in the form of Shares, the Committee may subject such Shares to any restrictions the Committee deems appropriate.

     9.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Performance Period, unless the Committee determines otherwise, Participants holding an award of Performance Shares shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid had such Performance Shares been outstanding at such time, which dividend equivalents will be subject to the same terms and conditions as apply to the Performance Shares to which they relate. Payment of dividend equivalents shall be made in cash at the same time and to the same extent as the related Performance Shares are issued (or paid), unless the Committee determines that payment should be made in Shares, or any combination of cash and Shares. The Committee may subject such dividend equivalents to additional accrual, forfeiture, or payout restrictions.

     9.6 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 10. CASH-BASED AWARDS

     10.1 GRANT OF CASH-BASED AWARDS. Subject to the terms of the Plan, the Committee may grant Cash-based Awards at any time and from time to time as it shall determine.

     10.2 CASH-BASED AWARD AGREEMENT. Each Cash-based Award grant shall be evidenced by an Award Agreement that shall specify, as determined by the Committee and subject to the terms of the Plan: (a) the amount potentially payable under the Award, (b) whether payment will be based on performance goals, in which event the Award shall specify the Performance Period and performance goals, (c) the extent to which the Participant shall have the right to payment under the Cash-based Award following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be, (d) the form and timing of payout of amounts earned under the Award, and (e) such other provisions as the Committee shall determine.

     10.3 EARNING OF CASH-BASED AWARDS. Subject to the terms of this Plan, a Participant holding a Cash-based Award shall be entitled to receive payout on the number and value of Cash-based Awards earned by the Participant at the time specified in the Participant's Award Agreement. If the amount of payout is a function of the extent to which applicable performance goals are achieved, the Committee shall determine the extent to which such goals were achieved.

     10.4 FORM AND TIMING OF PAYMENT OF CASH-BASED AWARDS. The Committee shall determine the timing of payment of earned Cash-based Awards. Payment of earned Cash-based Awards shall be made in cash, unless the Committee determines that payment be made in Shares (or in a combination of cash and Shares) that have an aggregate Fair Market Value equal to the value of the earned Cash-based Awards. If payment is made in the form of Shares, the Fair Market Value of the Shares will be determined as of the last day of the performance period as specified in the Participant's Award Agreement. The Committee may subject such Shares to any restrictions it deems appropriate.

     10.5 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Cash-based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a

Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE 11. PERFORMANCE MEASURES

     Unless and until the Board proposes for shareholder vote and the shareholders of the Company approve a change in the Performance Measures set forth in this Article 11, the performance goals upon which the payment, vesting or realization of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance
Measures:

     (a)   Net earnings;

     (b)   Earnings per share;

     (c)   Net sales growth;

     (d)   Net income (before or after taxes);

     (e)   Net operating profit;

     (f) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

     (g) Cash flow (including, but not limited to, operating cash flow and free cash flow);

     (h)   Cash flow return on capital;

     (i) Earnings before or after taxes, interest, depreciation, and/or amortization;

     (j)   Gross or operating margins;

     (k)   Productivity ratios;

     (l) Share price (including, but not limited to, growth measures and total shareholder return);

     (m)  Expense targets;

     (n)   Margins;

     (o)   Operating efficiency;

     (p)   Customer satisfaction; and

     (q)   Working capital targets.

     The Committee may use any Performance Measure(s) to measure the performance of the Company, an Affiliate, and/or a Subsidiary as a whole, or any business unit of such entity, or any combination thereof, or may provide that any of the above Performance Measures will be compared to the performance of a group of comparator companies, or published or special index, or the Committee may select Performance Measure (l) above as compared to various stock market indices.

     The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) pension plan income/expense. In addition, if provided in the Award Agreement, the Committee shall retain the discretion to adjust such Awards downward. The Committee is not authorized to adjust any such Awards upward. The Committee shall determine and set forth in writing to the extent to which the Performance Measures for each such Award were met following the end of the Performance Period for such Award.

     In the event that applicable tax and/or securities laws change to permit the Committee to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee may make such changes without obtaining shareholder approval; otherwise, the Performance Measures listed in this Article 11 must be reapproved by shareholders of the Company every five (5) years in order for certain Awards granted after such date to qualify as Performance-Based Compensation. In addition, in the event that the Committee determines that it is advisable to grant Awards to a Covered Employee that do not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 12. ANNUAL MANAGEMENT INCENTIVE AWARDS

     The Committee may designate Company executive officers who are eligible to receive a cash payment with respect to any Fiscal Year based on the attainment of one or more Performance Measures, as detailed in Article 11, including, but not limited to, specifying in the Award Agreement the manner in which performance will be evaluated.

     Each Annual Management Incentive Award grant shall be evidenced by an Award Agreement that shall specify, as determined by the Committee and subject to the terms of the Plan: (a) the amount potentially payable under the Award, (b) the Performance Period and performance goals used for the award, (c) the extent to which the Participant shall have the right to payment under the Annual Management Incentive Award following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be, (d) the form and timing of payout of amounts earned under the Award, and (e) such other provisions as the Committee shall determine.

     Subject to the terms of this Plan, a Participant holding an Annual Management Incentive Award shall be entitled to receive payout on the Annual Management Incentive Awards earned by the Participant at the time specified in the Participant's Award Agreement. The Committee shall determine the extent to which performance goals were achieved.

     The Committee shall determine the timing of payment of earned Annual Management Incentive Awards. Payment of earned Annual Management Incentive Awards shall be made in cash, unless the Committee determines that payment be made in Shares (or in a combination of cash and Shares) that have an aggregate Fair Market Value equal to the value of the earned Annual Management Incentive Awards. If payment is made in the form of Shares, the Fair Market Value of the Shares will be determined as of the last day of the Performance Period as specified in the Participant's Award Agreement. The Committee may subject such Shares to any restrictions it deems appropriate.

ARTICLE 13. ANNUAL PROFIT SHARING AWARDS

     The Committee may designate Company executive officers who are eligible to receive a cash payment with respect to any Fiscal Year of no more than one million dollars ($1,000,000) in any one Fiscal Year.

     Each Annual Profit Sharing Award grant shall be evidenced by an Award Agreement that shall specify, as determined by the Committee and subject to the terms of the Plan: (a) the amount potentially payable under the Award, (b) the Performance Period and Performance Measures (as described in Article 11), (c) the extent to which the Participant shall have the right to payment under the Annual Profit Sharing Award following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be, (d) the form and timing of payout of amounts earned under the Award, and (e) such other provisions as the Committee shall determine.

     As soon as possible after the Committee determines whether and the extent to which the Performance Measures have been met, the Committee shall calculate the amount to be paid to the Participant under his or her Award Agreement, subject to downward adjustment by the Committee.

ARTICLE 14. BENEFICIARY DESIGNATION

     Any benefits that are payable or distributable following the Participant's death as specified in an Award Agreement shall be paid to the Participant's estate, unless the Committee determines and sets forth in a Participant's Award Agreement, or the Committee otherwise establishes rules, that a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under an Award or the Plan is to be paid in case or to whom an Award is to be transferred following the Participant's death, if the Participant dies before he or she receives any or all of such benefit. If permitted, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 15. DEFERRALS

     Nothing in this Plan shall preclude a Participant from deferring receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, and Cash-Based Incentive Awards, if deferral is otherwise permitted under the terms of any deferred compensation plan established by the Company. Notwithstanding the foregoing, the Committee may require the deferral of any payment or receipt of any Shares, without the Participant's consent, if the Committee determines that such deferral is in the best interests of the Company or is otherwise required by applicable law.

ARTICLE 16. RIGHTS OF PARTICIPANTS/EMPLOYMENT

     16.1 EMPLOYMENT/DIRECTORSHIP. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant's employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company, its Affiliates, and/or its Subsidiaries.

     Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or Subsidiaries and, accordingly, subject to Article 3 and this Section, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

     16.2 PARTICIPATION. Except with respect to the Directors' formula grants described in Sections 6.10 and 8.9, no Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     16.3 RIGHTS AS A SHAREHOLDER. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

     16.4 EMPLOYMENT STATUS. Unless the Committee provides otherwise in a Participant's Award Agreement, if a Participant changes status from an Employee to a Director, or vice versa, or directly transfers employment among the Company or any of its Affiliate such that the Participant does not cease to be an Employee as defined in this Plan, the Participant shall not be considered to have terminated employment or service under the terms of this Plan or the Participant's Award Agreement.

     In the event that the Company sells a Subsidiary or an Affiliate or sells a significant portion of a Subsidiary or Affiliate so that such entity no longer meets the definition of an Affiliate, then a Participant who is employed at such entity will no longer be considered an Employee and will be treated as having been involuntarily terminated from employment under the Plan and Award Agreement unless the Participant's Award Agreement or the Committee provide otherwise.

ARTICLE 17. CHANGE OF CONTROL

     17.1 CHANGE OF CONTROL OF THE COMPANY. The Committee may specify in an Award Agreement the effect of a Change of Control upon the Award subject to such agreement. In addition, if a Participant is a party to an employment agreement or other agreement with the Company, a Subsidiary or Affiliate that specifies the effect of a Change of Control upon Awards held by the Participant at such time, the provisions of such agreement shall apply to the Awards. In the absence of any Change of Control provisions in an Award Agreement or any other agreement with the Company to which a Participant is then subject, upon the occurrence of a Change of Control, the following provisions shall supersede and override the terms of any Award then outstanding unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a) Any and all Options and SARs shall become immediately exercisable; additionally, if a Participant's employment or directorship is terminated for any reason except Cause (as defined below) within twelve (12) months after such Change of Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date, or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR.

           For purposes of this Article 17, "Cause" shall mean (i) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company, a Subsidiary or Affiliate; or (ii) conviction of a felony under state or federal law. Cause under either (i) or (ii) shall be determined in good faith by the Committee In the event the Committee is not available to make such decision, the Board of Directors at the surviving entity will have the duty to make a good faith determination whether a termination for "Cause" is warranted.

     (b) Any Period of Restriction imposed on Restricted Stock or Restricted Stock Units (that are not subject to performance goals) shall lapse.

     (c) Subject to the provisions of paragraphs (i) and (ii) below, the target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, Performance Shares, and performance-based Cash-Based Awards shall be deemed to have been fully earned as of the effective date of the Change of Control.

        (i) If an Award provides for settlement in Shares, there shall be issued to Participants within thirty (30) days following the effective date of the Change of Control, a pro rata number of Shares based upon an assumed achievement of one hundred percent (100%) of all relevant targeted performance goals and upon the length of time (determined in days) from the first day of the Performance Period to the Change of Control date. The Committee has the authority to pay all or any portion of the value of the Shares in cash in lieu of the issuance of such Shares.

        (ii) If an Award provides for payment in cash, there shall be paid to Participants within thirty (30) days following the effective date of the Change of Control, a pro rata amount of cash based on an assumed achievement of one hundred percent (100%) of all relevant targeted performance goals and upon the length of time (determined in days) from the first day of the Performance Period to the Change of Control date.

ARTICLE 18. AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

     18.1 AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. No amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award, and the authority of the Committee or Board to amend the Plan, shall extend beyond the date of this Plan's termination for so long as any Award is outstanding.

     18.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that the Committee shall be precluded from exercising any such discretion with respect to any Awards designed to comply as Performance-Based Compensation under Code
Section 162(m) if the exercise of such discretion would increase the amount of compensation payable upon attainment of the performance goals specified in such Award. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

     18.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Specifically, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

ARTICLE 19. WITHHOLDING

     19.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount necessary to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising in connection with an Award.

     19.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising in connection with an Award, unless the Committee determines otherwise, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the tax that could be imposed on the transaction, except that if the Company is using APB Opinion 25 to account for equity awards in its financial statements, the amount of tax shall not exceed the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

ARTICLE 20. INDEMNIFICATION

     Each person who is or shall have been a member of the Board, or a committee appointed by the Board (including but not limited to the Committee), or an officer of the Company to whom authority was delegated in accordance with
Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 21. SUCCESSORS

     All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 22. GENERAL PROVISIONS

     22.1 FORFEITURE EVENTS. The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to: termination of employment for cause; violation of material Company, Affiliate, and/or Subsidiary policies; breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant; or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

     22.2 LEGEND. The Committee may require certificates for Shares to include a legend to reflect any restrictions on the transfer of such Shares.

     22.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     22.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     22.5 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, and to Company policies with respect to Shares or other securities issued by the Company.

     22.6 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.

     22.7 DELIVERY OF TITLE. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

     (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

     (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     22.8 INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares or grants of Awards hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares or to pay or otherwise provide benefits under any such Award as to which such requisite authority shall not have been obtained.

     22.9 UNCERTIFICATED SHARES. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     22.10 UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

     22.11 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     22.12 RETIREMENT AND WELFARE PLANS. The value of compensation paid under this Plan will not be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

     22.13 GOVERNING LAW. The Plan and each Award Agreement shall be governed by the laws of the State of Wisconsin, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

ARTICLE 23. ARBITRATION

     23.1 APPLICATION. Notwithstanding any employee agreement in effect between a Participant and the Company, a Subsidiary or Affiliate, if a Participant brings a claim that relates to benefits under this Plan, and regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     23.2 INITIATION OF ACTION. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

OFFICE OF GENERAL COUNSEL
401 West Michigan Street
Milwaukee, Wisconsin 53203

     The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

     23.3 COMPLIANCE WITH PERSONNEL POLICIES. Before proceeding to arbitration on a complaint, the Participant must initiate and participate in any complaint resolution procedure identified in the Company's, Subsidiary's or Affiliate's personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company, Subsidiary or Affiliate complaint resolution procedure has been completed.

     23.4 RULES OF ARBITRATION. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney's fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator's award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator's award is based.

     23.5 REPRESENTATION AND COSTS. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his/her attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

     23.6 DISCOVERY; LOCATION; RULES OF EVIDENCE. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

     23.7 CONFIDENTIALITY. The existence, contents or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

PROXY

                               COBALT CORPORATION
                 401 WEST MICHIGAN STREET, MILWAUKEE, WI 53203

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen E. Bablitch and Gail L. Hanson, and each of them, proxies of the undersigned with power of substitution, to vote all shares of the common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Cobalt Corporation to be held on June 4, 2003, at 10:15 a.m., and at any adjournments or postponements thereof, as indicated below.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS SPECIFIED, THEN THE SHARES OF COMMON STOCK WILL BE VOTED FOR ALL OF THE NOMINEES SPECIFIED IN ITEM 1 AND FOR ITEM 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED HEREIN ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Directors
   (for terms expiring at the 2006      [ ] FOR all nominees listed     [ ] WITHHOLD AUTHORITY      NOMINEES:  1-Richard A. Abdoo
   Annual Meeting and until their           to the right (except as         to vote for all                    2-Barry K. Allen
   successors are duly elected              specified below).               nominees listed to                 3-Michael S. Joyce
   and qualified)                                                           the right.

  (INSTRUCTIONS: To withhold
  authority to vote for any
  indicated nominee. write the
  number(s) of the nominee(s)
  in the space provided below).

  ------------------------------


           (Continued and to be signed and dated on the reverse side)

(CONTINUED FROM OTHER SIDE)

                                           FOR     AGAINST       ABSTAIN       PLEASE MARK, SIGN, DATE AND RETURN
                                           [ ]       [ ]           [ ]         PROMPTLY USING THE ENCLOSED ENVELOPE.
2. APPROVAL OF 2003 INCENTIVE PLAN

With discretionary power upon all other business that may properly come        CHECK APPROPRIATE BOX.  [ ] ADDRESS CHANGE?
before the meeting and upon matters incident to the conduct of the meeting.                            [ ] NAME CHANGE?

The Board of Directors recommends a vote FOR all of the nominees specified     INDICATE CHANGES BELOW.
in Item 1 and a vote FOR Item 2.


                                                                               Dated:                 , 2003         NO. OF SHARES
                                                                                     -----------------       -------


                                                                               ---------------------------------------------------


                                                                               ---------------------------------------------------


                                                                               ---------------------------------------------------

                                                                               NOTE: PLEASE SIGN EXACTLY HOW YOUR NAME APPEARS
                                                                               HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS,
                                                                               BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                               ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
                                                                               FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN
                                                                               IN FULL CORPORATE NAME BY PRESIDENT OR OTHER
                                                                               AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN
                                                                               PARTNERSHIP NAME BY AN AUTHORIZED PERSON.